UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

Second Amendment

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EliteSoft Global Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware
(State or other jurisdiction
incorporation or organization)

000-55240
(Primary Standard Industrial
Classification Code Number)

47-1208256
(I.R.S. Employer
Identification Number)

18582 N.W. Holly St., Unit #202, Beaverton, Oregon 97006-7014, USA

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(503) 830-2918

(ISSUER TELEPHONE NUMBER)

Copies to:

EliteSoft Global, Inc.

Eugene Wong

Chairman of the Board

Chief Executive Officer

18582 N.W. Holly Street, Unit 202

Beaverton, Oregon 97006-7014

T (503) 830-2918

EliteSoft Global, Inc. (Malaysia)

Unit A-9-4, Northpoint Office Suite

Mid Valley City No 1., Medan Syed Putra Utara

Kuala Lumpur, Malaysia 59200

(Address, including zip code, and telephone number, including area code, of

Registrant's principal executive offices and registered agent)

Copies to:
Anthony R. Paesano
Paesano Akkashian Apkarian, PC
7457 Franklin Road, Suite 200
Bloomfield Hills, Michigan 48301
T (248) 796-6886
F (248) 796-6885

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering:

If this form is a post-effective Registration Statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering:

If this form is a post-effective Registration Statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering:

Check whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE CHART

Common Stock Par Value $0.0001	Amount (1)	Proposed Maximum (2)	Proposed Maximum Offering Price (3)	Fee Amount (4)
Common Stock Held By Selling Shareholders	12,000,000	$0.10	$1,200,000.00	$120.84

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) There is no current market for the securities.

(3) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The shares to be sold by the Selling Stockholders will be sold at a fixed price to be determined prior to effectiveness of this Registration Statement. Any increased fees will be paid prior to effectiveness.

(4) Fee paid with initial filing. No additional fee due at this time.

THE REGISTRANT HEREBY RESERVES THE RIGHT TO AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THIS REGISTRATION STATEMENT AND THE PROSPECTUS THEREIN COVER THE REGISTRATION OF 12,000,000 SHARES OF COMMON STOCK.

The information contained in this Prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED NOVEMBER __, 2016

ELITESOFT GLOBAL, INC.

This is the initial offering of common stock of EliteSoft Global, Inc. (the “Company” or “we” or “our”), and no public market currently exists for the securities being offered herein as “Selling Shareholder” shares. We are offering for sale a total of 12,000,000 shares of common stock at a fixed price of $0.10 per share. We estimate our total offering registration costs to be approximately $24,520.84. There is no minimum number of shares that must be sold by us for the offering to proceed, and the Selling Shareholders will retain the proceeds from the sale of any of the offered shares.

The Selling Shareholders intend on selling their respective shares for the fixed price of $0.10 per share for the duration of the offering. The Selling Shareholders are deemed to be statutory underwriters. The Selling Shareholders do not have a current arrangement or agreement with any underwriters, broker-dealers or selling agents for the sale of the shares subject to this Prospectus. If a Selling Shareholder enters into such an arrangement or agreement, the shares of such Selling Shareholder will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s). No public market currently exists for the securities being offered. There is no minimum number of shares of common stock that must be sold by us to proceed, and the Selling Shareholders will retain the proceeds from the sale of any shares of the common stock.

Selling Shareholders	Offering Price	Underwriting Discounts; Commissions	Net Proceeds to Selling Shareholders
Per Share	$0.10	None	$0.10
Total	$1,200,000.00	None	$1,200,000.00

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act. Investing in our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See "Prospectus Summary and Risk Factors" starting on page 7. Neither the Securities and Exchange Commission (the “SEC”), nor any state securities commission, has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of this Prospectus, we intend on having a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the appropriate United States trading exchange or market. We do not yet have a market maker who has agreed to file such an application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense. Investing in our common stock involves a high degree of risk. Before buying any of our common stock, you should carefully read the discussion of material risks of investing in our common stock in the section titled "Risk Factors" in this Prospectus. The Selling Shareholders may use this Prospectus to offer the common stock from time to time.

As set forth in this Prospectus, we have previously issued common stock on a restricted basis to the Selling Shareholders identified herein in consideration of cash and assuming significant start-up expenses for the benefit of the company. For as long as this stock is “restricted” within the meaning of Rule 144(a)(3) under the Securities Act, we will, to the extent required, furnish to any shareholder, or to any prospective purchaser designated by such shareholder, upon request of such shareholder, financial and other information described in paragraph (d)(4) of Rule 144 with respect to the Company to the extent required in order to permit such shareholder to comply with Rule 144 with respect to any resale of their stock, unless during that time, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act and no such information about the Company is otherwise required pursuant to Rule 144.

Until ninety business days after the effective date of this Prospectus, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a Prospectus. This is in addition to the dealer's obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

This Prospectus is dated November __, 2016

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You may only rely on the information contained in this Prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this Prospectus. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made in connection with this Prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this Prospectus or that the information contained by reference to this Prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY AND RISK FACTORS

This Prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Although management believes that the assumptions underlying the forward looking statements included in this filing are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment.

To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this filing will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Factors that might cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" contained in this report. As a result of these factors, we cannot assure you that the forward-looking statements in this Prospectus will prove to be accurate. Except as required by law, we expressly disclaim any obligation to update publicly any forward-looking statements for any reason after the date of this report, to conform these statements to actual results, or to changes in our expectations. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this statement.

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ELITESOFT GLOBAL, INC.

Summary of Business

We are an information technology (IT) web, systems integration and applications solutions company. We combine leading technology and draw upon our experience as professional IT specialists to create, design, develop and maintain corporate websites, e-commerce, social media strategies, server monitoring and supply computer hardware equipment on a global basis. We work to achieve this mission by using technology that is scalable, off-the-shelf, customizable, and communicates a clear message to our clients target market. We market third-party vendor software, IT services, and hardware that deliver new opportunities, greater convenience, and enhanced value to our client's business. We have also established our in-house research and development (R&D) team to focus on e-commerce solutions, mobile payment, and financial services as an increasing effort for our company to provide full life cycle solutions to clients. The company maintains an office in Beaverton, Oregon as its headquarters, and an office in Kuala Lumpur, Malaysia, as its location servicing clients within the Asia-Pacific region.

We are a smaller reporting company under SEC Rule 405 because we are currently not trading, have a public float of zero and annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available. As a smaller reporting company, pursuant to Rule 8-01 of Regulation S-X, the Company is only required to produce financial statements as follows: (a) audited balance sheet as of the end of each of the most recent two fiscal years, or as of a date within 135 days if the issuer has existed for a period of less than one fiscal year, (b) audited statements of income, cash flows and changes in stockholders' equity for each of the two fiscal years preceding the date of the most recent audited balance sheet (or such shorter period as the registrant has been in business), and (c) interim reviewed financial statements for the current period if the filing is more than 135 days after the end of your fiscal year.  Any and all amendments shall include updated interim or audited financial statements if the financial statements in the prior filing are more than 135 days old.

 Facilities and Logistics

The Company maintains an office in Beaverton, Oregon, and its headquarters are in Kuala Lumpur, Malaysia. Our office in Beaverton is a 1,100 square foot facility owned by the wife of our President, Chief Executive Officer, Chairman, and we have secured this space without cost. Our office in Kuala Lumpur is a 2,000 square foot leased facility shared with EliteSoft Asia. We do not pay rent for this office. Our office currently maintains the following positions; business development manager, admin and accounts manager, human resources executive, web specialist, and full/part time programmers.

The following table lists our current location.

Location	Address	Size

Beaverton, OR	18582 HW Holly Street, Unit 202	1,100, square feet

Kuala Lumpur, Malaysia	Unit A-9-4, Northpoint Office Suite, Mid Valley City No 1., Medan Syed Putra Utara Kuala Lumpur, Malaysia 59200	2,000 square feet

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RISK FACTORS

An investment in the Shares offered for resale by the Selling Stockholders is highly speculative in nature, involves a high degree of risk, and is suitable only for persons who can afford to risk the loss of the entire amount invested.  Before purchasing any of these securities, you should carefully consider the following factors relating to our business and prospects.  If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected.  In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Other IT solutions exist in the marketplace and thus the space is highly competitive.

Due to the growing savviness of IT users in overall, the business of IT solutions services is highly competitive and ever demanding in terms of speed and comprehensiveness. Smaller companies and individual freelancer of IT services provider have mushroomed within the region in the recent years to cater to every need of businesses. However, with the established of our presence in within the Asian countries and team of experts IT specialists, we are able to compete in the market competitively. Our network of business contacts within the Asian region have grown to allow us to tap on to them for potential new business.

Our failure to obtain capital may significantly restrict our proposed operations.

We will need to raise capital to expand our business. It is anticipated that we will require an additional capital raise of $5 million dollars over the next twenty-four months to fund our business plans. Future sources of capital may not be available to us when we need it or may be available only on unacceptable terms.

We are subject to the risk that certain key personnel, including key employees named below, on whom we depend, in part, for our operations, will cease to be involved with us.  The loss of any these individuals would adversely affect our financial condition and the results of our operations.

We are dependent on the experience, knowledge, skill and expertise of our Chairman of the Board, Chief Executive Officer and President, Eugene Wong. We are also in large part dependent on our Director, Chief Financial Officer and Secretary, Khoo Mae Ling and Cornelius Ee our Vice President of IT. The loss of any of these key personnel could materially and adversely affect our future business efforts. Our success depends in substantial part upon the services, efforts and abilities of Mr. Wong due to his experience, history and knowledge of the business of, and services provided by, the Company. The inability of the Company to retain the services of Mr. Wong, or to attract and retain additional qualified personnel, could adversely affect our operations.  We do not currently carry key-man life insurance on Mr. Wong, or any of our officers, and have no present plans to obtain this insurance.

Competition from other information technology related companies in the same space could result in a decrease our business and a decrease in our financial performance.

We operate in the highly competitive industry. Many of our current and potential competitors, including Alibaba, eBay, Amazon, Rakuten, Groupon, ASOS, Expedia and other, have existed longer and have larger customer bases, greater brand recognition and significantly greater financial, marketing, personnel, technical and other resources than the Company. In addition, many of these competitors may be able to devote significantly greater resources to research and development of new products, attracting and retaining key employees, maintaining a large budget for marketing and promotional expenses, and providing more favorable credit terms to suppliers and channel distributors.

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The relative lack of public company experience of our management team may put us at a competitive disadvantage.

As a company with a class of securities registered under the Exchange Act, we are subject to reporting and other legal, accounting, corporate governance, and regulatory requirements imposed by the Exchange Act and rules and regulations promulgated under the Exchange Act.  Mr. Wong lacks public company experience which could impair our ability to comply with these legal, accounting, and regulatory requirements.  Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis.  Our senior management may not be able to implement and effect programs and policies in an effective and timely manner that adequately responds to such increased legal and regulatory compliance and reporting requirements. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Regulations, including those contained in and issued under the Sarbanes-Oxley Act of 2002 (“SOX”) and the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”), increase the cost of doing business and may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock.

The current regulatory climate for public companies, even small and emerging growth companies such as ours, may make it difficult or prohibitively expensive to attract and retain qualified officers, directors and members of board committees required to provide for our effective management in compliance with the rules and regulations which govern publicly-held companies, including, but not limited to, certifications from executive officers and requirements for financial experts on boards of directors. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.  For example, the enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC.  Further, recent and proposed regulations under Dodd-Frank heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters.  We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business could be adversely affected.

The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”

We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements are time-consuming and expensive and could have a negative effect on our business, results of operations and financial condition.

As a public company, we are subject to the reporting requirements of the Exchange Act, and requirements of SOX. The cost of complying with these requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. SOX requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we must commit significant resources, may be required to hire additional staff and need to continue to provide effective management oversight. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. Sustaining our growth also will require us to commit additional management, operational and financial resources to identify new professionals to join the Company and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

As an “emerging growth company,” we may take advantage of certain temporary exemptions from various reporting requirements including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of SOX (and rules and regulations of the SEC thereunder, which we refer to as Section 404) and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. When these exemptions cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them. We will remain an “emerging growth company” for up to five years, although we may cease to be an emerging growth company earlier under certain circumstances. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — JOBS Act” for additional information on when we may cease to be deemed to be an emerging growth company. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

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Our internal controls over financial reporting may not be effective, and our independent auditors may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business.

We are subject to various SEC reporting and other regulatory requirements. We have incurred and will continue to incur expenses and, to a lesser extent, diversion of our management’s time in our efforts to comply with SOX Section 404 regarding internal controls over financial reporting.  Our management’s evaluation over our internal controls over financial reporting may determine that material weaknesses in our internal control exist.  If, in the future, management identifies material weaknesses, or our external auditors are unable to attest that our management’s report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price, and subject us to sanctions or investigation by regulatory authorities.

Limitations on director and officer liability and our indemnification of our officers and directors may discourage stockholders from bringing suit against a director.

Our Certificate of Incorporation and Bylaws provide, with certain exceptions as permitted by Delaware corporation law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, our Certificate of Incorporation and Bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by governing state law.

We may incur a variety of costs to engage in future acquisitions of companies, products or technologies, to grow our business, to expand into new markets, or to provide new services.  As such, the anticipated benefits of those acquisitions may never be realized.

It is management’s intention to acquire other businesses to grow our customer base, to expand into new markets, and to provide new product lines.  We may make acquisitions of, or significant investments in, complementary companies, products or technologies, although no additional material acquisitions or investments are currently pending.  Acquisitions may be accompanied by risks such as:

• difficulties in assimilating the operations and employees of acquired companies;

• diversion of our management’s attention from ongoing business concerns;

• our potential inability to maximize our financial and strategic position through the successful incorporation of acquired technology and rights into our products and services;

• additional expense associated with amortization of acquired assets;

• additional expense associated with understanding and development of acquired business;

• maintenance and implementation of uniform standards, controls, procedures and policies; and

• impairment of existing relationships with employees, suppliers and customers as a result of the integration of new management employees.

We must attract and retain skilled personnel.  If we are unable to hire and retain technical, sales and marketing, and operational employees, our business could be harmed.

Our revenues are generated by the sales of our information technology products and services from our direct sales, and to a lesser extent, our website.  Our ability to manage our growth will be particularly dependent on our ability to develop and retain an effective sales force and qualified technical and managerial personnel. We intend to hire additional employees, including software developers, sales and marketing employees and operational employees.  The competition for developers and programmers, qualified sales, and managerial personnel in the information technology community, is intense, and we may not be able to hire and retain sufficient qualified personnel.  In addition, we may not be able to maintain the quality of our operations, control our costs, maintain compliance with all applicable regulations, and expand our internal management, technical, information and accounting systems in order to support our desired growth, which could have an adverse impact on our operations.

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Our failure to manage growth effectively could harm our ability to attract and retain key personnel and adversely impact our operating results.

There can be no assurance that we will be able to manage our expansion through acquisitions effectively. Our current and planned personnel, systems, procedures and controls may not be adequate to support and effectively manage our future operations, especially as we employ personnel in multiple geographic locations. We may not be able to hire, train, retain, motivate and manage required personnel, which may limit our growth, damage our reputation and negatively affect our financial performance and harm our business.

If we obtain financing, existing shareholder interests may be diluted.

If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our shareholders will be diluted. In addition, any new securities could have rights, preferences and privileges senior to those of our common stock. Furthermore, we cannot assure you that additional financing will be available when and to the extent we require or that, if available, it will be on acceptable terms.

In addition, in the event the convertible note with Mr. Ee Chang Ku, a director and shareholder of EliteSoft Asia, a shareholder and affiliate of the Company, is converted into shares of the Company’s common stock, there will be a dilutive impact on all shareholders. Furthermore, since the actual conversion rate has yet to be definitively agreed upon by the Company and Mr. Ee Chang Ku, the scope and breadth of the dilutive impact might be greater than anticipated, which would have an impact on the overall holdings of all shareholders. Also, if we elect to raise additional funds by issuing additional restricted stock or through convertible debt, the shareholders will be diluted to the extent of the specific issuance or subsequent conversion, and any new securities could have rights, preferences and privileges senior to holders of our common stock or stock registered herein.

A large percentage of our business come from international operations and may affect financial results in U.S. dollar terms and could negatively impact our financial results.

A large percentage of our revenues come from international operations. Between January 1, 2016 and June 1, 2016, our revenues generated from international operations were $1,064,722 which is 80% of total revenue. We expect this trend to continue into the near future and have no system in place to combat currency risk.

We lack a history of profitable operations and our auditor has issued an opinion about our ability to continue as a going concern.

The lack of profitable operations, as set forth in our financial statements herein, and our auditor’s opinion and report that there is substantial doubt about our ability to continue as a going concern materially affects and impairs our business plan and objectives set forth herein.

Our officers and directors do not reside in the United States, which might make service of process of any civil complaint not practical or achievable.

The Company is incorporated in the State of Delaware. However, our directors and officers reside outside the United States. As a result, to the extent claims arise against the directors and officers, securing service of process on the directors and officers might not be practicable, achievable or possible.

Our failure to obtain capital may significantly restrict our proposed operations.

We will need to raise capital to expand our business. It is anticipated that we will require an additional capital raise of $5 million dollars over the next twenty-four months to fund our business plans. We do not have adequate or sufficient capital resources or liquidity to carry out our short-term or long-term business plans, and our auditor has issued a report that there is substantial doubt about our ability to continue as a going concern, which will materially affect and impair these objectives. We have been internally funding through our shareholders, officers and directors, and through a convertible note, as disclosed herein, and from revenue generated through our performance under our agreement with Ashita, which is now concluded. There is no guarantee that we will secure similar revenues from current or future customers, or that our shareholders will continue to fund the operations of the business. Although our intention is to utilize the funding through the sale of Selling Shareholder shares in this registration statement, there is no guarantee that such funding will occur, or that a Selling Shareholder will agree to continue to fund the short-term or long-term business plans of the Company. Future sources of capital may not be available to us when we need it or may be available only on unacceptable terms.

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Risks Related to Our Common Stock

Our stock price may be volatile or may decline regardless of our operating performance, and the price of our common stock may fluctuate significantly.

Once our shares begin trading, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

• competition from other information technology companies or related businesses;

• changes in key personnel;

• entry into new geographic markets;

• actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;

• fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;

• the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

• announcements relating to litigation;

• financial guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

• changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;

• the development and sustainability of an active trading market for our common stock;

• future sales of our common stock by our officers, directors and significant stockholders; and

• changes in accounting principles affecting our financial reporting.

These and other factors may lower the market price of our common stock, regardless of our actual operating performance. The stock markets and trading facilities, including the OTC Bulletin Board, have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities in many companies. In the past, stockholders of some companies have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

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Our common stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.

Under a regulation of the SEC known as “Rule 144,” a person who has beneficially owned restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months or 1 year, depending on various factors. The holding period for our common stock would be 1 year if our common stock could be sold under Rule 144. However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or that has been at any time previously a shell company. The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. Until the merger, we were a shell company. The SEC has provided an exception to this unavailability if and for as long as the following conditions are met:

• The issuer of the securities that was formerly a shell company has ceased to be a shell company,

• The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,

• The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

• At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

As a result, although the registration statement on Form 10 originally filed with the SEC on July 7, 2014, intended to provide “Form 10 Information,” the original Form 10 stated only that the company was a blank-check shell, seeking a transaction with another entity.  On September 4, 2015, the Company filed a Current Report on Form 8-K, frequently referred to as a “Super 8-K,” to provide additional information about the Company’s planned operations, contracts, shareholders, management, financial position, and other information constituting “Form 10 Information” under the SEC’s regulations.

Because of the Company’s history as a shell company, stockholders who receive our restricted securities will be able to sell them pursuant to Rule 144 without registration for only as long as we continue to meet those requirements and are not a shell company. No assurance can be given that we will meet these requirements or that we will continue to do so, or that we will not again be a shell company. Furthermore, any non-registered securities we sell in the future or issue for acquisitions or to consultants or employees in consideration for services rendered, or for any other purpose will have limited or no liquidity until and unless such securities are registered with the SEC and/or until a year after we have complied with the requirements of Rule 144. As a result, it may be harder for us to fund our operations, to acquire assets and to pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the SEC, which could cause us to expend additional resources in the future. In addition, if we are unable to attract additional capital, it could have an adverse impact on our ability to implement our business plan and sustain our operations.  Our status as a former “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless.

Future sales of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

Sales of substantial amounts of our common stock in the public market after this offering, or the perception that these sales could occur, could adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional shares. Upon completion of this offering, we will have 12,000,000 shares of common stock outstanding.  Our shares of common stock offered in this offering will be freely tradable without restriction under the Securities Act, except for any shares of our common stock that may be subsequently held or acquired by our directors, executive officers and other “affiliates,” as that term is defined in the Securities Act, which will be restricted securities under the Securities Act. Restricted securities may not be sold in the public market unless the sale is registered under the Securities Act or an exemption from registration is available.

In the future, we may also issue our securities in connection with investments or acquisitions. The amount of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of our common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to you.

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If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the trading price for our common stock could be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who cover us downgrades our common stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceased coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which could cause our stock price and trading volume to decline.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we are required to make a formal assessment of the effectiveness of our internal controls over financial reporting under Section 302. In addition, at such time as we cease to be an “emerging growth company,” as more fully described in these Risk Factors, we will be required to comply with Section 404. At such time, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. We cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could negatively affect our results of operations and cash flows.

Our management and other affiliates have significant control of our common stock and could control our actions in a manner that conflicts with the interests of other stockholders.

After the offering, we anticipate that our executive officers, directors and their affiliated entities together will beneficially own the majority of our common stock, representing the majority of the voting power of our outstanding capital stock. As a result, these stockholders, acting together, will be able to exercise considerable influence over matters requiring approval by our stockholders, including the election of directors, and may not always act in the best interests of other stockholders. Such a concentration of ownership may have the effect of delaying or preventing a change in our control, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

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We do not expect to pay any cash dividends for the foreseeable future.

The continued operation and growth of our business will require substantial cash. Accordingly, we do not anticipate that we will pay any cash dividends on shares of our common stock for the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon our results of operations, financial condition, contractual restrictions relating to indebtedness we may incur, restrictions imposed by applicable law and other factors our Board of Directors deems relevant. Accordingly, if you purchase shares in this offering, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

Anti-takeover provisions in our charter documents and Delaware law might discourage or delay acquisition attempts for us that you might consider favorable.

Our amended and restated Certificate of Incorporation and amended and restated Bylaws contain provisions that may make the acquisition of us more difficult without the approval of our Board of Directors. These provisions, among other things:

• authorize the issuance of previously undesignated preferred stock, the terms of which may be established and the shares of which may be issued at the discretion of our Board of Directors without stockholder approval, and which may include supermajority voting, special approval, dividend or other rights or preferences superior to the rights of the holders of common stock;

• prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

• provide that only the chairperson of our Board of Directors, chief executive officer or a majority of the Board of Directors may call a special meeting of stockholders;

• provide that our Board of Directors is expressly authorized to make, alter or repeal our amended and restated Bylaws;

• provide that vacancies on our Board of Directors may be filled only by a majority of directors then in office, even though less than a quorum; and

• establish advance notice requirements for nominations for elections to our Board of Directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

These anti-takeover provisions and other provisions under Delaware law may prevent new investors from influencing significant corporate decisions, could discourage, delay or prevent a transaction involving a change-in-control, even if doing so would benefit our stockholders. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Prospectus may constitute “forward-looking statements”. Forward-looking statements are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.

Factors that might cause or contribute to such differences include, but are not limited to, those discussed in “Risk Factors” contained in this Prospectus. As a result of these factors, we cannot assure you that the forward-looking statements in this Prospectus will prove to be accurate. Except as required by law, we expressly disclaim any obligation to update publicly any forward-looking statements for any reason after the date of this Prospectus, to conform these statements to actual results, or to changes in our expectations. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this Prospectus.

Use of Proceeds

The Selling Stockholders may sell all of the Shares covered by this Prospectus for their own accounts. Accordingly, we will not receive any proceeds from the resale of the common stock.

Dividend Policy

To date, we have never declared dividends or paid cash dividends on our common stock. In the future, if we become profitable, our Board of Directors may, in its discretion, declare a dividend on our common stock from our surplus earnings.  There is no assurance that we will ever become profitable or that we will have surplus earnings from which a dividend can be paid.  The declaration of dividends will be at the discretion of the Board of Directors and will depend upon our earnings, financial position, general economic conditions and other pertinent factors.

Determination of Offering Price

The price of the shares offered by the Selling Stockholders is based ono a fixed pricing as a result of the Selling Shareholders being statutory underwriters. We have no agreement, written or oral, with our Selling Stockholders about this price in this offering.  The offering price may bear no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered by a Selling Stockholder in setting the offer price for its Shares might include:

• the risk or unpredictable nature of our business;
• the price at which we have sold our stock in offerings not registered under the Securities Act;
• what the Selling Stockholders consider to be our growth potential;
• the price at which we issued our Common Stock to certain of the Selling Stockholders in exchange for debt and for services; and
• the price the Selling Stockholder believes a purchaser is willing to pay for our stock.

Prior to this offering, there has been no market for our securities.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A stockholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Penny Stock Considerations

Our shares likely will be “penny stocks” as that term is generally defined in the Exchange Act and the rules and regulations promulgated thereunder to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

• Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

• Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

• Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks; and

• Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of Selling Stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our stockholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We intend on engaging Spartan Securities Group Ltd, a FINRA Market Maker to file our application on Form 211 with FINRA.

Holders

As of the date of this Prospectus, we have four holders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations together with the audited financial statements and the notes to the audited financial statements included in the registration statement on Form S-1 of which this Prospectus is a part. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results may differ materially from those anticipated in these forward-looking statements.

We are an information technology (IT) web, systems integration and applications solutions company. We combine leading technology and draw upon our experience as professional IT specialists to create, design, develop and maintain corporate websites, e-commerce, social media strategies, server monitoring and supply computer hardware equipment on a global basis. We work to achieve this mission by using technology that is scalable, off-the-shelf, customizable, and communicates a clear message to our clients target market. We market third-party vendor software, IT services, and hardware that deliver new opportunities, greater convenience, and enhanced value to our client's business. We have also established our in-house research and development (R&D) team to focus on ecommerce solutions, mobile payment, and financial services as an increasing effort for our company to provide full life cycle solutions to clients. The company maintains an office in Kuala Lumpur, Malaysia, as its primary business focus is obtaining and servicing clients within the Asia-Pacific region.

Our market opportunity is in Asia and in particular, countries such as Singapore, Thailand, Indonesia, Japan, Hong Kong, Korea, and China. We also find that markets in New Zealand and Australia are favorable to our industry as well.

We were incorporated in Delaware on June 23, 2014. On February 27, 2015, Elite Soft Asia purchased 10,000,000 shares of the Company’s common stock, which constituted all issued and outstanding shares of the Company. Elite Soft Asia had originally acquired these shares in a private, unsolicited transaction with the Company’s former shareholder, Richard Chiang. Elite Soft Asia proceeded to vote its shares in approving a change in control and the amendment to its articles of incorporation on March 16, 2015 changing the name of the Company to “EliteSoft Global Inc.”

Our international revenues were 100% of our total revenue in 2015. We expect this to increase over time as we continue to field new orders inquires and engage new customers overseas. We believe that Korea and China will likely be a larger contributor to revenue within the next few years. While we maintain steady growth domestically, the international side of our business may be a larger component.

Additionally, we are inexperienced as a public company and may find it difficult to meet all of the challenges and expenses of being a public company. We plan to raise capital by offering shares of our common stock or convertible debt to investors.  For the next twenty-four months, we anticipate we will need approximately $5,000,000 in additional capital to fund our business plans. If we do not raise the required capital, we may not meet our expenses and there can be no assurance that we will be able to do so and if we do, we may find the cost of such financing to be burdensome on the Company. Additionally, we may not be able to execute on our business plans due to unforeseen market forces.

Results of Operations for the three and six months ended June 30, 2016 and 2015

Six months ended June 30, 2016 compared to June 30, 2015

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Revenue	272,552	5,963	1,070,685	5,963
Cost of Revenues	188,836	1,800	915,812	1,800
Operating Expense	40,245	47,904	55,834	50,353
Net Income (Loss)	31,773	(43,741)	73,677	(46,190)

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For the three months ended June 30, 2016 and 2015, we reported a net income of $31,773 and net loss of $43,741, respectively. The change in net loss between the three months ended June 30, 2016 and 2015 was primarily attributable to the revenue of $272,552 generated during the three months ended June 30, 2016 as compared to $5,963 during the three months ended June 30, 2015.

For the six months ended June 30, 2016 and 2015, we reported a net income of $73,677 and net loss of $46,190, respectively. The change in net loss between the six months ended June 30, 2016 and 2015 was primarily attributable to the revenue of $1,070,685 generated during the six months ended June 30, 2016 as compared to $5,963 during the six months ended June 30, 2015.

Revenue - Total revenues for the three months ended June 30, 2016, were $272,552, compared to $5,963 for the three months ended June 30, 2015. This resulted in an increase of approximately $266,589 from the comparable period. The increase in revenue is primarily a result of collection of 30% of the amount due to the Company under the agreement with Ashita, as disclosed above.

Revenue - Total revenues for the six months ended June 30, 2016, were $1,070,685, compared to $5,963 for the six months ended June 30, 2015. This resulted in an increase of approximately $1,064,722 from the comparable period. The increase in revenue is primarily a result of completion of over 50% of the agreement with Ashita, as disclosed above, secured in first quarter of 2016.

Operating Expenses - Operating expenses for the three months ended June 30, 2016, was $40,245, as compared to $47,904 for the three months ended June 30, 2015. The decrease is primarily attributable to the decrease of $7,659 in general and administrative expense for the three months ended June 30, 2016. During the three months ended June 30, 2016 and 2015, the Company incurred professional fees of $34,140 and $nil, respectively. In addition, during the three months ended June 30, 2016 and 2015, the Company recorded stock based compensation of $nil and $43,285, respectively.

Operating Expenses - Operating expenses for the six months ended June 30, 2016, was $55,834, as compared to $50,353 for the six months ended June 30, 2015. The increase is primarily attributable to the increase of $5,481 in general and administrative expense for the six months ended June 30, 2016 due to the increase of $39,592 in professional fess offset by the decrease of $43,285 in stock based compensation. The Company also recorded $10,800 of salaries and wages as general and administrative expenses for the six months ended June 30, 2016. Salaries and wages was included in cost of revenue for the six months ended June 30, 2015.

Income Taxes – Total income tax expense for the three months ended June 30, 2016 was $11,734 compared to $nil for the three months ended June 30, 2015. The increase of $11,734 in income tax expense is primarily a result of significantly higher revenue recognized during the three months ended June 30, 2016 in relation to the service agreements entered in the 4th quarter of 2015. The effective tax rate for the three months ended June 30, 2016 was 27% which was lower than the U.S. federal statutory tax rate of 34%. The lower tax rate was primarily attributable to the operating loss carry forwards from prior fiscal years being utilized.

Income Taxes – Total income tax expense for the six months ended June 30, 2016 was $30,434 compared to $nil for the six months ended June 30, 2015. The increase of $30,434 in income tax expense is primarily a result of significantly higher revenue recognized during the six months ended June 30, 2016 in relation to the service agreements entered in the 4th quarter of 2015. The effective tax rate for the six months ended June 30, 2016 was 29% which was lower than the U.S. federal statutory tax rate of 34%. The lower tax rate was primarily attributable to the operating loss carry forwards from prior fiscal years being utilized.

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Results of Operations for the year ended December 31, 2015 and and the period from June 23, 2014 (Inception) through December 31, 2014

Year ended December 31, 2015 compared to December 31, 2014

	Year Ended	Period from June 23, 2014 (Inception) through
	December 31, 2015	December 31, 2014
Revenue	71,241	—
Cost of Revenues	22,600	—
Operating Expense	80,567	4,828
Net Income (Loss)	(31,917)	(4,828)

For the years ended December 31, 2015 and 2014, we reported a net loss of $31,917 and net loss of $4,828, respectively. The change in net loss between the year ended December 31, 2015 and the period from June 23, 2014 was primarily attributable to the revenue of $71,241 generated during the year ended December 31, 2015 as compared to $nil during the period from June 23, 2014 (inception) through December 31, 2014, offset by $22,600 of costs of revenues and $75,739 of additional operating expenses incurred during the year ended December 31, 2015.

Revenue for the year ended December 31, 2015 were $71,241 compared to $0 for the period from June 23, 2014 (inception) through December 31, 2014. The increase of $71,241 or 100% was primarily a result of new contracts for business.

Operating Expenses - Operating expenses for the year ended December 31, 2015, was $80,567, as compared to $4,828 for the period from June 23, 2014 (inception) through December 31, 2014. The increase is primarily attributable to the increase of $75,739 in general and administrative expense for the year ended December 31, 2015 due to the increase of $14,870 in professional fees and the increase of $16,000 in consulting fees. The Company also recognized $48,285 of stock based compensation during the year ended December 31, 2015.

Liquidity and Capital Resources

Working Capital

	June 30, 2016	December 31, 2015
Current Assets	$733,735	$241,600
Current Liabilities	$651,518	$228,060
Working Capital (Deficit)	$82,217	$13,540

Our operations have historically been financed by our majority shareholder. As funds were needed for working capital purposes, our majority shareholder would loan us the needed funds. During the six months ended June 30, 2016, we have not received any fund or loan from majority shareholders.

At June 30, 2016, total assets increased by 204%, to $733,735 from $241,600 at December 31, 2015 principally related to increase in cash and accounts receivable due to new contracts secured in 2015 and services provided and revenues collected during the six months ended June 30, 2016.

At June 30, 2016, total liabilities increased by 186%, to $651,518 from $228,060 at December 31, 2015 principally related to new contract scope of works outsourced to third party.

Our working capital accounts consist of cash and accounts receivable. Claims against working capital include accounts payable and accrued liabilities, amounts due to related parties, and income tax payable. Our working capital may be impacted by factors in future periods, certain amounts and timing of which are seasonal, such as billings to customers for support services and the subsequent collection of those billings. The Company had working capital of $82,217 and $13,540 as of June 30, 2016 and December 31, 2015, respectively.

The Company does not have adequate or sufficient capital resources or liquidity to carry out its business plan. The Company has been funded through its directors and officers, and shareholders, and primarily through revenue generated through performance under the agreement with Ashita, which has concluded. The Selling Shareholders are seeking registration of their respective shares in order to increase capital for the Company, and believe that this internal source of liquidity could be a means to capitalize the business objectives of the Company. We intend on relying on future continuous offerings of our equity and/or possible joint ventures with other similarly situated companies. There is no guarantee that these efforts will be successful, or result in increased liquidity or capital resources.

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Cash Flow Information

Net cash provided by operating activities for the six months ended June 30, 2016 was $225,670. Net cash used in operating activities for the six months ended June 30, 2015 was $3,686. The increase in cash provided by operating activities was primarily related to the timing of collections from our customers and the timing of payments to our vendors.

Net cash provided by operating activities for the year ended December 31, 2015 was $150,374. Net cash used in operating activities for the period from June 23, 2014 (inception) to December 31, 2014 was $1,000. The increase in cash provided by operating activities was primarily related to collection of deferred revenue of $150,000 during the year ended December 31, 2015.

Net cash provided by financing activities for the six months ended June 30, 2016 was $nil as compared to $50,000 for the six months ended June 30, 2015. The change in cash from financing activities was primarily due to proceeds from note payable issued to relate party during the six months ended June 30, 2015.

Net cash provided by financing activities for the year ended December 31, 2015 was $50,000, as compared to $1,000 for the six months ended June 30, 2014. During the year ended December 31, 2015, $50,000 of proceeds were provided by issuing note payable to a related party. During the period from June 23, 2014 (inception) to December 31, 2014, a related party contributed $1,000 to the Company.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States ("US GAAP"). US GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expenses amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised and in any future periods affected. Significant areas requiring the use of estimates include allowance for doubtful accounts, revenue recognition, and determination of income tax expense. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

We believe the following is among the most critical accounting policies that impact our consolidated financial statements. We suggest that our significant accounting policies, as described in our financial statements in the Summary of Significant Accounting Policies, be read in conjunction with this Management's Discussion and Analysis of Financial Condition and Results of Operations.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms and are presented net of the allowance for doubtful accounts which represents the Company’s best estimates of the amount of probable credit losses in the existing accounts receivable balance. The Company determines allowance for doubtful accounts based on specifically identified amounts that are believed to be uncollectible and reviews the adequacy of its allowance for doubtful accounts on a regular basis.

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Revenue Recognition

The Company derives its revenues primarily from providing web and IT services. Web and IT services revenues consist of fees from web design, software development, domain and hosting, and maintenance and other services. The Company recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the price is fixed and determinable and collectability is reasonably assured. The Company's service arrangements are generally non-cancelable and do not provide for refunds to customers in the event of cancellations. The Company records revenues net of sales taxes. Revenues from web design, software development are generally recognized after the projects are completed and when delivery is made or title and risk of loss otherwise transfers to the customer, and the collection is reasonably assured. Revenues from IT consulting services, domain and hosting, and maintenance services are generally recognized on a straight-line basis over the length of the contract.

The Company also enters into arrangements with multiple deliverables that generally include web design and software development, domain and hosting, and maintenance and other services, with the term ranging from one month to two years. The Company analyzes its agreements to determine whether the elements can be separated and accounted for individually or as a single unit of accounting in accordance with the Financial Accounting Standards Board's (the “FASB”) Accounting Standards Codification (“ASC”) 605-25, “Revenue Arrangements with Multiple Deliverables,” and Staff Accounting Bulletin (“SAB”) 104, “Revenue Recognition”. Allocation of revenue to individual elements that qualify for separate accounting is based on the element’s fair value in accordance with ASC 605 and related revenues are recognized pursuant to the criteria described above. During the year ended December 31, 2015, in one of the arrangements that contain multiple deliverables, the Company acted as an agent in the transaction. As the agent, it records revenues on a net basis. Customer payments received in advance of the performance of services are recorded as deferred revenues in the balance sheets, and are recognized as revenue when the web and IT services are rendered.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, “Income Taxes.” ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s consolidated financial statements.

The Company calculates the current and deferred income tax provision based on estimates and assumptions that could differ from the actual results reflected in income tax returns filed in subsequent years and record adjustments based on filed income tax returns when identified. The amount of income taxes paid is subject to examination by U.S. federal and state tax authorities. The estimate of the potential outcome of any uncertain tax issue is subject to management’s assessment of relevant risks, facts and circumstances existing at that time. To the extent the assessment of such tax position changes, the Company records the change in estimate in the period in which the Company make the determination.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

• have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

• comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

• submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

• disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

As an emerging growth company, the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company is an Emerging Growth Company under the JOBS Act of 2012, but the Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(B) of the JOBS Act.

Recent Accounting Pronouncements

In August 2015, FASB issued ASU 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date”. The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In November 2015 the FASB issued ASU 2015-17, “Balance Sheet Classification of Deferred Taxes”, which changes how deferred taxes are classified on the Company’s balance sheets and is effective for financial statements issued for annual periods beginning after December 15, 2016, with early adoption permitted. ASU 2015-17 requires all deferred tax assets and liabilities to be classified as non-current. Upon adoption, we anticipate no effect on our balances sheets as the Company has no deferred tax assets and liabilities at March 31, 2016 and recorded a valuation allowance reducing our net deferred tax assets and liabilities to zero at December 31, 2015.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes ASC 840, Leases.  This ASU is based on the principle that entities should recognize assets and liabilities arising from leases.  The ASU does not significantly change the lessees’ recognition, measurement and presentation of expenses and cash flows from the previous accounting standard.  Leases are classified as finance or operating.  The ASU’s primary change is the requirement for entities to recognize a lease liability for payments and a right of use asset representing the right to use the leased asset during the term on operating lease arrangements.  Lessees are permitted to make an accounting policy election to not recognize the asset and liability for leases with a term of twelve months or less.  Lessors’ accounting under the ASC is largely unchanged from the previous accounting standard.  In addition, the ASU expands the disclosure requirements of lease arrangements.  Lessees and lessors will use a modified retrospective transition approach, which includes a number of practical expedients.  The effective date will be the first quarter of fiscal year 2020 with early adoption permitted.  Management continues to assess the overall impact the adoption of ASU 2016-02 will have on the Company’s financial statements.

In March 2016, the FASB issued ASU 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)”. The amendments in this ASU are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations by amending certain existing illustrative examples and adding additional illustrative examples to assist in the application of the guidance. The effective date and transition of these amendments is the same as the effective date and transition of ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”. Public entities should apply the amendments in ASU 2014-09 for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In March 2016, the FASB issued ASU 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”. The amendments are effective for public companies for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

Off-Balance Sheet Arrangements

None.

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MANAGEMENT

Neither the Company, its property, nor any of its directors or officers is a party to any pending legal proceeding, nor have they been subject to a bankruptcy petition filed against them.  None of its officers or directors have been convicted in, nor is subject to, any criminal proceeding. The names and ages of the directors and executive officers of the Company and their positions with the Company are as follows:

Name	Age	Position(s)
Eugene Wong	52	President, Chief Executive Officer, Chairman of the Board of Directors,
Khoo Mae Ling	43	Chief Financial Officer, Secretary and Director
Cornelius Ee	28	Vice President, Information Technology and Director
Finny Fung Lin Chu	54	Assistant Secretary

Officers and Directors

Eugene Wong, President, Chief Executive Officer and Chairman of the Board of Directors. Mr. Wong began his career with Northwestern Mutual Life and throughout his career, he received numerous awards and certifications in the insurance industry. He has extensive experience in the banking industry, unit trust, insurance, and working with publicly-listed and multi-national companies. He has obtained numerous licenses and completed the Certified Financial Planner conversion program in 2001. Mr. Wong served as an executive director in Fitters Diversified Berhad from 1994 to 2010, a publicly-traded company listed on the Kuala Lumpur Stock Exchange. He recently received the Oxcell fellowship from the Oxford Centre for Excellence in the United Kingdom in 2012 and became a panel facilitator for Oxcell. Mr. Wong graduated from Portland State University in Portland, Oregon with a B.Sc. Business Administration and post graduate certificate in International Business in 1990.

Khoo Mae Ling, Chief Financial Officer, Secretary and Director. Ms. Khoo has been the Corporate Affairs Manager for EliteSoft Asia since 2014. She began her career as a litigation lawyer since 1998 and has expanded her field of practice into real estate law in 1998. She was a partner with Wang & SB Wong from 2007 to 2014 where she worked closely with realtors, banks and developers. Ms. Khoo graduated from the University of Glamorgan, in Wales, the United Kingdom in 1994 with a bachelors of law (honors) and obtained her Certificate of Legal Practice in 1996. She was called to the Bar in the Kuala Lumpur High Court in 1998.

Cornelius Ee, Vice President, Information Technology and Director. Mr. Ee began his career in 2008 as a director for Getbyte Solutions. He remained a director until 2012. He became a marketing and sales executive for YTT Motorsports in 2013 and from 2014 to present, he has been the Director of Information Technology for EliteSoft Asia Sdn Bhd. Mr. Ee graduated from the University of Nottingham (Malaysia Campus) in 2011 with a bachelor's degree in Computer Science.

Finny Fung Lin Chu, Assistant Secretary. Ms. Chu has significant experience in the financial sector. She is currently employed by Bank of the West as a Financial Service Representative. She was formerly a sales/products consultant for L'Occitane En Provence. Ms. Chu Attended Executive Institute of Hair Design from 1981-1982 and graduated with a diploma and State License. She attended Portland State University in 1983.

When considering whether the directors have the experience, qualifications, attributes and skills, taken as a whole to enable our board to satisfy its oversight responsibilities effectively, the board focuses on the diversity of skills, business and professional business experience reflected in the descriptions above.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this Prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Eugene Wong	4,000,000	34%
Khoo Mae Ling	3,000,000	25%
Cornelius Ee	3,000,000	25%
All Officers and Directors as a group (3 persons)	10,000,000	84%
EliteSoft Asia Sdn Bhd(2)	2,000,000	16%
All outstanding	12,000,000	100%

(1) The above percentages are based on 12,000,000 shares of common stock outstanding as of June 20, 2016.

(2) Ee Chang Ku and Lau Kim Niw are the sole directors and shareholders of EliteSoft Asia. These two individuals have direct voting and investment power and control over EliteSoft Asia. Mr. Ee Chang Ku is a creditor of the Company through the convertible note disclosed herein.

Significant Employees

We are dependent on the experience, knowledge, skill and expertise of our President and Chief Executive Officer, Eugene Wong, We are also dependent on our Chief Financial Officer, Khoo Mae Ling and Cornelius Ee our Vice President of IT. The loss of any of the key personnel listed above could materially and adversely affect our future business efforts. Our success depends in substantial part upon the services, efforts and abilities of Mr. Wong, due to his experience, history and knowledge of the information technology space and his overall insight into our short-term and long-term business plans. The loss or our failure to retain Mr. Wong, or to attract and retain additional qualified personnel, could adversely affect our operations.  We do not currently carry key-man life insurance on Mr. Wong or any of our officers and have no present plans to obtain this insurance.

Involvement in Certain Legal Proceedings

There have been no events under an/y bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past five years.

Family Relationships

Our assistant secretary, Finny Fung Lin Chu, is married to Mr. Wong. There are no other familial relationships among directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Compliance with Section 16(A) Of The Securities Exchange Act Of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires our Directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities (collectively, "Section 16 reporting persons"), to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Section 16 reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of any such reports furnished to us, none of the Section 16 reporting persons failed to file on a timely basis reports required by Section 16(a) of the Exchange Act with respect to our most recent fiscal year, and through March 31, 2016.

Meetings of the Board of Directors

The Board establishes policy and provides strategic direction, oversight, and control of the Company.  As of the date of this Prospectus, the Board of Directors had no standing audit, compensation, nominating or other committees, although the Board intends to establish such committees in the future.

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Code of Ethics

As of the date of this Prospectus, we had not adopted a formal, written code of conduct (“Code of Ethics”) within the specific guidelines promulgated by the SEC, although we intend to adopt a Code of Ethics in the near future.

Procedures for Security Holders to Nominate Directors

Our Bylaws do not provide a procedure for shareholders to nominate directors.  The Board of Directors does not currently have a standing nominating committee.  The Board of Directors currently has the responsibility of selecting individuals to be nominated for election to the Board of Directors.  Qualifications considered by the Directors in nominating an individual may include, without limitation, independence, integrity, business experience, education, accounting and financial expertise, reputation, civic, community and industry relationships and industry knowledge.  In nominating an existing director for re-election to the Board of Directors, the Directors will consider and review an existing director’s Board and Committee attendance, performance and length of service.

Equity Incentive Plan

As of the date of this Prospectus, the Company has not entered into any Equity Incentive Plans.

Option Grants in the Last Fiscal Year

No Stock Appreciation Rights (“SARs”) or options to purchase our stock were granted to the Named Executive Officers during fiscal year ended December 31, 2015.

Retirement Plan

We do not currently have any retirement plan, but we expect to adopt one in the near term.

Compensation of Directors During Period Ended June 30, 2016.

During the period ended June 30, 2016, we did not compensate our directors for acting as such.

Audit Committee

As of the date of this Prospectus, we did not have a standing Audit Committee.  We intend to establish an Audit Committee of the Board of Directors, which will consist of independent directors, of which at least one director will qualify as a qualified financial expert as defined in the regulations of the SEC.  The Audit Committee’s duties would be to recommend to our Board of Directors the engagement of independent auditors to audit our consolidated financial statements and to review our accounting and auditing principles.  The Audit Committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors, if any, and independent public accountants, including their recommendations to improve the system of accounting and internal control.  The Audit Committee would at all times be composed exclusively of directors who are, in the opinion of our Board of Directors, free from any relationship that would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.  As of the date of this Prospectus, we did not have an audit committee financial expert, in light of our size, although we intend to review this issue as the Company grows, especially as the Company implements a standing Audit Committee.

Compensation Committee

As of the date of this Prospectus, we did not have a standing Compensation Committee.  We intend to establish a Compensation Committee of the Board of Directors.  The Compensation Committee would review and approve our salary and benefits policies, including compensation of executive officers.  The Compensation Committee would also administer any stock option plans that we may adopt and recommend and approve grants of stock options under such plans.

Nominating and Corporate Governance Committee

As of the date of this Prospectus, we did not have a standing Nominating and Corporate Governance Committee.  We intend to establish a Nominating and Corporate Governance Committee of the Board of Directors to assist in the selection of director nominees, approve director nominations to be presented for stockholder approval at our annual meeting of stockholders and fill any vacancies on our Board of Directors, consider any nominations of director candidates validly made by stockholders, and review and consider developments in corporate governance practices.

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Executive Compensation

Company; No other officer receives compensation from the Company. Until the Company acquires additional capital, it is not anticipated that any other officer other than these four individuals will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company. The Company has no stock option, retirement, pension, or profit sharing programs for the benefit of directors, officers or other employees, but our officers and directors may recommend adoption of one or more such programs in the future. We may enter into further agreements following our receipt of additional capital. The Company does not have a standing compensation committee, audit committee, nomination committee, or committees performing similar functions.  We anticipate that we will form such committees of the Board of Directors once we have a full Board of Directors.

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers for the year ended December 30, 2012, December 30, 2013, and as of September 30 2014.

Name and Principal Position	Year	Salary	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	Other Compensation	Total

Eugene Wong
President and Chief Executive Officer, Chairman of the Board of Directors	2015 and 2016	$-	$-	$-	$-	$-

Khoo Mae Ling
Chief Financial Officer, Secretary and Director	2015 and 2016	$-	$-	$-	$-	$-

Cornelius Ee
Vice President, Information Technology and Director	2015 and 2016	$-	$-	$-	$-	$-

Finny Fung Lin Chu
Assistant Secretary	2015 and 2016	$-	$-	$-	$-	$-

 Director Independence

Director Independence

As of the date of this Prospectus, we have no independent directors on our Board of Directors..  We anticipate that our common stock will eventually be traded on the OTC Bulletin Board, which does not impose standards relating to director independence or the makeup of committees with independent directors, or provide definitions of independence.

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DESCRIPTION OF SECURITIES

General

The following summary includes a description of material provisions of the Company’s capital stock.

Authorized Capital Stock

The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $.0001 per share, (hereinafter referred to in this section as the “Common Stock”), of which there are 12,000,000 issued and outstanding, and 5,000,000 shares of Preferred Stock, (hereinafter referred to in this section as the “Preferred Stock”) par value $.0001 per share, of which none have been designated or issued. The following summarizes important information regarding our capital stock.

Common Stock

Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of Common Stock are fully paid and non-assessable. Holders of Common Stock have no preemptive rights to purchase the Company’s Common Stock. There are no conversion or redemption rights or sinking fund provisions with respect to the Common Stock.

Preferred Stock

The Board of Directors is authorized by our Certificate of Incorporation to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over the Common Stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the Common Stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement on Form 10 filed with the SEC on July 7, 2014.

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Dividends

We have not paid any dividends on our Common Stock and do not presently intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination, if any. The payment of any dividends subsequent to a business combination, if any, will be within the discretion of our then existing Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, the Board of Directors does not anticipate paying any cash dividends in the foreseeable future.

Pre-emptive Rights

Holders of Common Stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase Common Stock.

Options

We have not issued and do not have outstanding any options to purchase Common Stock.

Convertible Securities

The Company entered into a convertible note with Mr. Ee Chang Ku, a director and shareholder of EliteSoft Asia, a shareholder and affiliate of the Company, in the amount of $50,000. The loan proceeds were received by the Company in May of 2015. The advance is unsecured, bears no interest, contains no formal repayment terms and is convertible on demand into shares of restricted common stock; however, the parties have not determined the conversion rate on this potentially dilutive security at December 31, 2015. The loan is not yet convertible as the shares are not publicly traded on an exchange. The shares associated with the potential conversion are not being registered herein. We have not issued any other convertible securities, and do not have any other outstanding any securities convertible into common shares or any rights convertible or exchangeable into common stock.

Trading of Securities in Secondary Market

The Company presently has 12,000,000 shares of Common Stock issued and outstanding, all of which are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in private transactions not involving a public offering. This Prospectus, and the Registration Statement of which it is a part, registers the resale by the Selling Shareholders of all 12,000,000 shares of the Common Stock, constituting 100% of the shares held by the Selling Shareholders. Following the effectiveness of the registration statement of which this Prospectus is a part, we plan to apply for quotation of our securities on the OTC Bulletin Board.

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DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities mother than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company is seeking the registration of 4,000,000 shares of Common Stock titled to our Chairman of the Board, Chief Executive Officer and President, Mr. Wong. Our Assistant Secretary, Finny Fung Lin Chu, is married to Mr. Wong.

In February 2015, Mr. Ee Chang Ku has advanced the Company $50,000 and the cash was received in May 2015. The advance is unsecured, bears no interest, contains no formal repayment terms and is convertible on demand into shares of restricted common stock. Management has not determined the conversion rate on this potentially dilutive security at December 31, 2015. The loan is not yet convertible as the shares are not publicly traded on an exchange. The shares associated with the potential conversion are not being registered herein. Mr. Ee Chang Ku is a director, shareholder and control party of EliteSoft Asia, which is an affiliate of the Company.

During the quarter ended September 30, 2015, Mr. Ee loaned the Company $3,331 for general operating expenses. The loan is unsecured, non-interest bearing and has no specific terms of repayment. As of December 31, 2015, the Company owed $3,331 to Mr. Ee.

During 2015, the Company entered into a six month service contract with ESA is to provide the Company with website design, development and integration with the Company’s CRM Program as well as web-based automated tracking system for the Company’s nationwide operations –customer relation management program.  The total contract value is approximately $414,000.  No services under this contract have been incurred at December 31, 2015.  The Company had a second contract with ESA to provide website design and development in the amount of $10,000.  This contract has been completed at December 31, 2015 and $10,000 is included in cost of revenues earned at December 31, 2015.  Included in accounts payable and accrued expenses – related party is $10,000 related to this second contract.

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SELLING STOCKHOLDERS

The Company is registering for offer and sale by existing holders thereof 12,000,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder shares. The Selling Shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The Selling Shareholders, who are deemed to be statutory underwriters, will offer their shares at the fixed price of $0.10 per share in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The Selling Shareholders may from time to time offer the Selling Shareholder shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder shares may be deemed to be “underwriters” under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth ownership of shares held by each person who is a Selling Shareholder.

	Number of Shares	Percentage Before	Shares Offered	After Offering Number of Shares	Percentage After
Name	Owned	Offering(1)	Herein	Owned	Offering(2)

Eugene Wong	4,000,000	34%	4,000,000	0	0%
Khoo Mae Ling	3,000,000	25%	3,000,000	0	0%
Cornelius Ee	3,000,000	25%	3,000,000	0	0%
EliteSoft Asia Sdn Bhd	2,000,000	16%	2,000,000	0	0%
Total	12,000,000	100%	12,000,000	0	0%

The Company was incorporated on June 23, 2014. The Selling Shareholders were issued their respective shares, and assumed their respective director and officer positions following the closing of the Stock Purchase Agreement between EliteSoft Asia and Mr. Chiang on February 27, 2015 (the “SPA”). EliteSoft Asia appointed Mr. Wong as the sole member of the Board of Directors, and Mr. Wong appointed himself as Chairman of the Board of Directors, President, and Chief Executive Officer. Mr. Wong appointed Ms. Khoo Mae Ling as Chief Financial Officer and Secretary, and Mr. Cornelius Ee as Vice President of Information Technology. In consideration for serving in these positions as designees of EliteSoft Asia, EliteSoft Asia issued 3,000,000 shares of the Company titled to EliteSoft Asia through the SPA to Mr. Cornelius Ee, 4,000,000 shares to Mr. Wong and 3,000,000 shares to Ms. Khoo Mae Ling. As a result of these issuances, EliteSoft Asia held no shares of common stock in the Company. Neither Mr. Wong, Mr. Cornelius Ee nor Ms. Khoo Mae Ling are directors, officers or shareholders of EliteSoft Asia.

Once the registration statement of which this Prospectus is part becomes effective with the SEC, and once a public market develops, the Selling Shareholders may sell the shares indicated above in public transactions or otherwise, on the OTC Bulletin Board (or such other public market as may develop) or in privately negotiated transactions. Those public resales may be at the fixed price of $0.10.  The Selling Shareholders act independently of one another in making a determination to sell the shares owned by them and they do not act as or form a group for purposes of their ownership or disposition of the shares offered hereunder. There is no guarantee that a public market in the common stock will develop in the future.

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SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this Prospectus, there are 12,000,000 shares of common stock outstanding of which 12,000,000 shares are owned by officers and directors of the Company, or affiliates thereof. There will be 12,000,000 shares outstanding if the maximum number of Shares offered herein is sold. The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company’s securities.

USE OF PROCEEDS

All of the shares herein, if and when sold, are being offered and sold by the Selling Shareholders or their pledgees, donees, transferees or other successors in interest.  We will not receive any proceeds from those sales.

PLAN OF DISTRIBUTION

This Prospectus relates to the resale of up to 12,000,000 Shares held by the Selling Shareholders as described above. Once the registration statement of which this Prospectus is part becomes effective, the Selling Shareholders, and any of their pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares on any stock exchange, market or trading facility on which the shares are traded, or in private transactions. Those sales to the public are to be fixed at $0.10 per share, and may be at negotiated prices in private sales. The Selling Shareholders may use any one or more of the following methods when selling shares:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
• block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
• an exchange distribution in accordance with the rules of the applicable exchange;
• privately negotiated transactions;
• broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares;
• through the writing of options on the shares;
• a combination of any such methods of sale; and
• any other method permitted pursuant to applicable law.

The Selling Shareholders or their pledges, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Shareholders will attempt to sell shares in block transactions to market makers or other purchasers. The Selling Shareholders cannot assure that all or any of the shares offered in this Prospectus will be sold by the Selling Shareholders. In addition, the Selling Shareholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this Prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Shareholders. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares if liabilities are imposed on that person under the Securities Act.

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The Selling Shareholders may from time to time pledge or grant a security interest in some or all of their shares and, if it defaults in the performance of its secured obligations, the pledgee or secured parties may offer and sell the shares from time to time under this Prospectus after we have filed an amendment to this Prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as a Selling Shareholders under this Prospectus.

The Selling Shareholders also may transfer the shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus and may sell the shares from time to time under this Prospectus after we have filed an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as a Selling Shareholders under this Prospectus.

As noted above, each Selling Shareholders is an “underwriter” within the meaning of the Securities Act in connection with the sale of our common stock under this Prospectus. We will pay all expenses incident to the registration, offering and sale of the shares to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents of the Selling Shareholders. If any of these other expenses exists, we expect the applicable Selling Shareholder to pay these expenses.

The Selling Shareholders acquired the shares offered hereby in the ordinary course of business and they have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares by the Selling Shareholders. We will file a supplement to this Prospectus if the Selling Shareholders enter into a material arrangement with a broker-dealer for sale of common stock being registered. If the Selling Shareholders use this Prospectus for any sale of the shares, it will be subject to the Prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent of the gross proceeds received by the Selling Stockholders for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of Shares and activities of the Selling Shareholders. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

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Corporate History

The Company’s predecessor-in-name - ANDES 3, Inc., was incorporated in the State of Delaware on June 23, 2014. On February 27, 2015, EliteSoft Asia Bhd Sdn (“Elite Soft Asia”) purchased 10,000,000 shares of the Company’s common stock $40,000 pursuant to a privately negotiated purchase pursuant to a Stock Purchase Agreement with Richard Chiang (the “SPA”). The closing of the SPA resulted in the sale of all issued and outstanding shares of the Company. Effective upon the closing date of the Share Purchase Agreement, Mr. Chiang owned no shares of the Company’s stock, and EliteSoft Asia was the sole stockholder of the Company.

Elite Soft Asia proceeded to vote its shares in approving a change in control and the amendment to its articles of incorporation on March 16, 2015 changing the name of the Company to “EliteSoft Global Inc.” The change of control was effected through EliteSoft Asia electing Eugene Wong as the sole director of the Company. Immediately following his election, Mr. Wong accepted the resignation of Mr. Chiang as the Company’s President, Chief Executive Officer, Secretary, Treasurer, and Chairman of the Board. Mr. Chiang’s resignation was in connection with the closing of the SPA, and was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Following Mr. Chiang’s resignation, and effective as of the same date, to fill the vacancies created by his resignation, Mr. Wong, acting as the sole member of the Board of Directors, appointed himself as Chairman of the Board of Directors, President, and Chief Executive Officer. He also appointed Khoo Mae Ling as Chief Financial Officer and Secretary, and Cornelius Ee as Vice President of Information Technology. In consideration for serving in these positions as designees of EliteSoft Asia, EliteSoft Asia issued 3,000,000 shares of the Company titled to EliteSoft Asia through the SPA to Mr. Cornelius Ee, 4,000,000 shares to Mr. Wong and 3,000,000 shares to Ms. Khoo Mae Ling. As a result of these issuances, EliteSoft Asia held no shares of common stock in the Company. However, as set forth below, the Company issued 2,000,000 shares of restricted common stock to EliteSoft Asia on June 1, 2015 as consideration under an Assignment and Assumption Agreement.

We currently generate revenue by providing web and IT services for several clients. On June 1, 2015, the Company entered into an Assignment Assumption Agreement with Elite Soft Asia (the “Assignment Agreement”). Under the Assignment Agreement, we acquired the NZ Financial Limited Technology Services Agreement (the “NZ Agreement”) from Elite Soft Asia in consideration for 2,000,000 shares of the Company’s restricted common stock. Under the NZ Agreement, we support NZ Financials’ initiatives in developing, designing, and maintaining its e-commerce website, create its corporate image, supply necessary computer hardware equipment, monitor server, and develop social media strategies. In exchange, NZ Financial pays the Company $2,000 per month. The NZ Agreement earned $14,000 in gross revenue in fiscal year 2015 under this agreement.

Also on June 1, 2015, the Company entered into a Technology Services Agreement with YouthliteSdnBhd (the “Youthlite Agreement”). Youthlite is a natural skin care and cosmetics company based in Malaysia. Under the Youthlite Agreement, we are responsible for the following: (a) Creation and design of corporate images and materials, (b) Design and development of the Youthlite website, (c) Development of e-commerce software for sales transactions, (d) Provide required computer hardware to operate its online business, (e) 24/7 server monitoring, (f) Create social media strategy via Facebook, Twitter, Instagram, (g) Provide video production services for infomercials. In exchange for these services, Youthlite pays the Company $3,963 per month. The Company earned $27,714 in gross revenue in fiscal year 2015 under the Youthlite Agreement.

On September 1, 2015, the Company entered into an agreement with OD Alliance Sdn Bhd. to provide technical software, development and web maintenance. The agreement term is for two years and carries a contract value of $32,500. Services commenced on October 1, 2015 and will continue through October 1, 2017, subject to renewal with written consent from both parties. Under the agreement, the Company is to be paid $12,500 for website design and development, $2,000 per year for domain hosting, and $2,000 per year for system maintenance. The Company earned $14,500 in gross revenue in fiscal year 2015 under this agreement, and generated accounts receivable in the amount of $14,500 as of December 31, 2015.

On October 15, 2015, the Company entered into an agreement with Ashita Communication Sdn Bhd. to provide technical software, CRM integration, rebranding, development of web-based automated tracking system, system and web maintenance, and web-based training services. The agreement term is for two years and carries a contract value of $1,453,490. Services commenced on October 15, 2015 and will continue through October 14, 2017, subject to renewal with written consent from both parties. The Company earned $0 in gross revenue in fiscal year 2015 under this agreement.

On October 19, 2015, the Company, entered into an agreement with MPS Telecommunication Sdn Bhd. to provide technical software, development and web maintenance. The agreement term is for two years and carries a contract value of $28,000. Services commenced on October 20, 2015 and will continue through October 19, 2017, subject to renewal with written consent from both parties. The Company earned $15,000 in gross revenue in fiscal year 2015 under this agreement.

Our market opportunity is in Asia and in particular, countries such as Singapore, Thailand, Indonesia, Japan, Hong Kong, Korea, and China. We also find that markets in New Zealand and Australia are favorable to our industry as well. Our primary goals are to become the leading IT services company in Asia with a strong focus on the financial sector, e-commerce, business-web-based training and certification.

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The EliteSoft Global Relationship Solutions (“ESG”)

• Create IT solutions for customers with real time analytics;

• Drive and coordinate both strategic and operational responses to feedback;

• Build long term customer loyalty;

• Increase customer value; and

• Enhance and grow recurring revenues and profits.

ESG Primary Services

ESG integrates customer backend software development with CRM tools to enhance its overall experience with e-commerce and customer database solutions. Allowing ESG to manage backend software to handle internet traffic gives the enterprise a more robust, efficient operational platform that is also scalable and dynamic. Customer feedback is processed through integration of legacy data collection methods including phone, postal mail, OCR, and IVR. ESG aggregates these messages through a single, easily managed and secure solution to manage response action through an organization.

ESG develops corporate websites with e-commerce functionality through the deployment of complete end to end solutions. ESG's approach is to develop customizable websites that maintain a professional and effective retail presence with database driven storefronts that is enabled to handle large volumes of internet traffic, and ability to securely manage transactions. From backend, to frontend functionality, ESG develops the entire e-commerce experience in between, including product, payment, shipping and taxation functionality. ESG incorporates shopping cart solutions into its software to allow customers to sell practically anything they desire. Additionally, ESG features compatibility with all PHP 4 coding versions, object oriented languages, and multilingual language support.

ESG offers a comprehensive multimedia package solution. The integration of text, photos, animation, narration, music, and interactivity, we create presentations for clients for a memorable experience. Our designers have the ability to create a multimedia presentation on an interactive website, flash introductions, CD presentations, interactive tutorials, and/or, an e-brochure or e-catalog.

As the most prominent visual element of a company's products, or services, branding communicates a message to potential customers. ESG has developed a branding department that is central of our customer's brand identity needs. ESG's graphic design team creates logos, images, and identity marks in print media or digital media for brand marketing purposes. ESG believes that brand marketing through corporate identity, logo design, print and digital media, and marketing brochures will enhance customer brand awareness.

Customers, Distribution and Marketing

Customers

We currently provide our IT web, systems integration and applications solutions to five companies, as identified above. . We seek to provide these services primarily to the Asia-Pacific region in particular, countries such as Singapore, Thailand, Indonesia, Japan, Hong Kong, Korea, and China. We also find that markets in New Zealand and Australia are favorable to our industry as well and have begun marketing our efforts in those markets. For the six months ended June 30, 2016, as set forth in our Notes to Condensed Financial Statements on F-11, in addition to generating revenue from these five companies, one customer – Ashita Communication Sdn Bhd (“Ashita”), accounted for 95% of our revenue. The Company has fully performed under the agreement with Ashita (see enclosed as exhibit). The agreement has termed out. We collected all payments under the agreement. The Company’s loss of this source of revenue will have an adverse effect on the Company’s ongoing and future business and operations in the event the Company is unable to replace this source of revenue.

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Third Party Products

With the execution of our client agreements, we began integrating systems from Dell, Lenovo, Samsung, Apple, Huawei, Acer and ASUS. Our business strategy is to implement and integrate third party products into our client's network.

Marketing Strategy

We plan on launching marketing in the Asia-Pacific region through an online advertising campaign leveraging our experience and utilizing our business contacts in the Asia-Pacific region.

Research and Development Activities

The Company has limited resources to dedicate exclusively to research and development. The Company has spent less than $5,000 on internal research and development activities. Major contracts have been outsourced to third party vendors, including OD Alliance and EliteSoft Asia, a related party and affiliate of the Company. These vendors provide the Company with necessary consultancy, technical knowledge and content for our contracts. In the event one of these vendors terminates its relationship with the Company, the Company could be at risk of not fully performing its contractual obligations to its customers. All amounts paid to third-party vendors are accounted for in our financials.

Industry, Competition, and Future Operations

The IT web, System Integration and Application Solutions Industry

The IT web, systems integration and applications solutions market is a highly fragmented industry. There are numerous companies that have established businesses and command large market share, such as Accenture, BAE Systems, Cognizant Technology, Fujitsu, Hewlett-Packard, IBM, Infosys, Lockheed Martin, Oracle, Tata Consultancy that we compete against. We also compete with Alibaba, eBay, Amazon, Rakuten, Groupon, ASOS, Expedia and other e-commerce platform companies specifically in our e-commerce business in the Asia-Pacific region. Additionally, many of the vendor companies that the industry purchases products from may compete against their clients by offering full life cycle solutions and packages that support compatible software and hardware products, a role that IT web and system integrators normally play, therefore, emerging companies in our industry have taken to a full solution approach that offers clients a robust, 'best of breed' and customized software programming with a higher emphasis on customer service relations. Additionally, in the Asia-Pacific markets, companies offer other options such as managing payroll, and accounting as well as recruitment and human resources on behalf of clients to further differentiate themselves from competitors. According to Transparency Market Research in 2014, the firm believes that the global market for system integration services was valued at $191.36 billion in 2013, and is expected to reach $377.59 billion by 2020, growing at a CAGR (compound annual growth rate) of 10.9% during the period. Their assessment of the industry was that the Asia Pacific region was expected to be the fastest growing regional market for system integration, during the forecasted period. The rapidly growing economies of the Asia-Pacific region and globalization of firms are key drivers in propelling demand for the IT, system integration and services business.

Our company has developed a strategy that will encompass a broader approach to traditional IT web and system integration by focusing efforts on the emerging mobile payment industry. Our approach is to offer our clients full mobile payment integration with their IT strategy and developing a competitive mobile solution to their commerce needs. According to McKinsey, a global business consultancy firm, the Asia-Pacific region will account for more than 50% of the global payments growth over the next five years and cashless transactions will increase by more than 20% growth in countries such as Thailand, Vietnam, Indonesia and China.

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Competition

The mobile payments industry in the Asia-Pacific region is highly competitive. Given the outlook in the Asia-Pacific region, we believe that competition for revenues will intensify. In the mobile payments space, we compete with stand-alone players such as PayPal, Netteller, China Union Pay, AliPay, and BitPay, additionally, we compete with three categories of institutional players, Non-Bank payment companies, Asia-Pacific banks in home markets, and Banks in non-home markets.

Non-Bank payment companies are telecom or "telco" companies, that are seeking to expand their existing technologies by offering mobile payment solutions integrated into mobile phones and consumer machines such as ticketing services. Asia-Pacific banks are banks in home markets in Asia such as HSBC, Citi, and Standard Chartered. These banking institutions seek to increase their footprint with clients by offering mobile bank payment solutions in order to capture more revenue.

Banks in non-home markets are banks outside the Asia-Pacific region that offer competitive services with the objective to increase cash management services through either low cost fees or no fee accounts. These banks are generally the least sophisticated members of the current competitive landscape based upon their inexperience in operating within the Asia-Pacific region, however, the amount of financial resources these banks control are formidable.

Employees

As of December 31, 2015, we employed a total of three people. The Company considers its relationship with its employees to be stable, and anticipates growing its workforce.

Involvement in Certain Legal Proceedings

None of our officer nor directors, promoters or control persons have been involved in the past ten years in any of the following:

(1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

 Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

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The Offering

The maximum number of shares of common stock that can be sold pursuant to the terms of this offering is 12,000,000. The offering will terminate twelve (12) months from the date of this Prospectus unless earlier fully subscribed or terminated by the Company. This Prospectus relates to the offer and sale by certain shareholders of the Company of up to 12,000,000 shares. The Selling Shareholders, who are deemed to be statutory underwriters, will offer their shares at a fixed price of $0.10 per share.

The Offering
Common Stock offered by Selling Stockholders	12,000,000 shares of common stock (hereinafter, the “Shares”). No shares of common stock are offered by the Company under this Prospectus.

Common Stock outstanding before the Offering	12,000,000 shares of common stock as of June 24, 2016.

Common Stock outstanding after the Offering	12,000,000 shares of common stock.

Terms of the Offering	The Selling Stockholders may sell their shares at the fixed price set forth herein in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Termination of the Offering	This Offering will terminate 12 months after the registration statement to which this Prospectus is made a part is declared effective by the SEC.

Use of Proceeds	We will not receive any proceeds from the sale of the Shares offered by the Selling Stockholders.

Risk Factors	The investment in the Shares offered hereby involves a high degree of risk and the Shares should not be purchased by investors who cannot afford the loss of their entire investment. See, “Risk Factors” beginning on page 16.

(1)	Based on number of shares outstanding as of the date of this Prospectus.

(2)	The Company is not receiving any proceeds from the sale of the Shares offered by the selling shareholders. The selling shareholders are offering their shares at $0.10 per share and if the shareholders are successful in the sale of the shares at that price, the value of all the outstanding shares at that time (12,000,000) could be assumed to be $1,200,000.

Once the registration statement of which this Prospectus is part becomes effective with the SEC, and once a public market develops, the Selling Stockholders may sell the Shares indicated above in public transactions or otherwise, on the Over-the-Counter Bulletin Board (or such other public market as may develop) or in privately negotiated transactions.  Those resales may be at the then-prevailing market price or at any other price that a particular Selling Stockholders may negotiate.  The Selling Stockholders act independently of one another in making a determination to sell the Shares owned by them and they do not act as or form a group for purposes of their ownership or disposition of the Shares offered hereunder.  There is no guarantee that a public market in the Common Stock will develop in the foreseeable future or ever.

Summary Financial Information

The statement of operations data for the period from June 23, 2014 (inception) to December 31, 2015 and the balance sheet data at December 31, 2015 are derived from the Company’s audited financial statements and related notes thereto included elsewhere in this Prospectus. The six months ended June 30, 2016 are unaudited results.

You should read “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and theaccompanying notes included elsewhere in this Prospectus. Among other things, those financial statements include more detailed information regarding the basis of presentation of financial data.

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Jumpstart Our Business Startups (“JOBS”) Act

The disclosure contained below, discusses generally the terms of the “Jumpstart Our Business Startups Act”. In April, 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things:

• Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

• Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

• Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

• Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

• Exemption from registration by a non-reporting company offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of:

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii) the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The Company meets the definition of an emerging growth company will be affected by some of the changes provided in the JOBS Act and certain of the new exemptions. The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

Notwithstanding, the requirements for financial disclosure provided by Regulation S-K promulgated by the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule. The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

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Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act goes on to exempt emerging growth companies from the requirements in 1934 Act Section 14A(e) for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a road show.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard. The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable.

EXPERTS

The audited consolidated financial statements of the Company, for the year ended December 31, 2015, were audited by Malone Bailey, LLP, an independent registered public accounting firm, to the extent set forth in its report and are included herein in reliance upon the authority of this firm as experts in accounting and auditing. Prior to Malone Bailey, LLP, the Company utilized Anton & Chia, LLP to audit our financial statements as of and for the period from June 23, 2014 to ended December 31, 2014. As of May 5, 2016, Roger Yeh, CPA, of Yichien Yeh, CPA, PC (“Yeh”)was engaged as the Company’s independent registered public accounting firm.

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LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Paesano Akkashian Apkarian, P.C. of Bloomfield Hills, Michigan.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Section 102(b)(7) of the General Corporation Law or the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article X of our Charter provides that, “to the fullest extent permitted by the Delaware General Corporation Law, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.”

Article XI, Section 1(c) of our Bylaws further provides that “Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This Prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our Common Stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof.  We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.secgov/edgar.

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EliteSoft Global Inc. Condensed Balance Sheets (Unaudited)
	June 30,	December 31,
	2016	2015

ASSETS

Current Assets:
Cash	$426,044	$200,374
Accounts receivable. Net	307,691	40,226
Prepaid expense	–	1,000
Total Current Assets	733,735	241,600

Total Assets	$733,735	$241,600

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts payable and accrued liabilities	$360,777	$14,729
Accounts payable and accrued expenses – related party	206,976	10,000
Deferred revenue	–	150,000
Due to related parties	53,331	53,331
Income tax payable	30,434	–
Total Current Liabilities	651,518	228,060

Total Liabilities	651,518	228,060

Stockholders' deficit:
Preferred stock, $.0001 par value, 5,000,000
shares authorized; none issued and outstanding	–	–
Common stock $.0001 par value, 100,000,000
shares authorized; 12,000,000 and 12,250,000 shares
issued and outstanding at June 30, 2016 and December 31, 2015, respectively	1,200	1,225
Additional paid-in capital	44,085	49,060
Retained earnings (accumulated deficit)	36,932	(36,745)
Total Stockholders' Equity	82,217	13,540

Total Liabilities and Stockholders' Equity	$733,735	$241,600

The accompanying notes are an integral part of these condensed unaudited financial statements.

F-1-

[Index to Financial Statements]

EliteSoft Global Inc. Condensed Statements of Operations (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Revenue	$272,552	$5,963	$1,070,685	$5,963
Cost of revenues	188,836	1,800	915,812	1,800
Gross Profit	83,716	4,163	154,873	4,163

General and administrative expenses	40,245	47,904	55,834	50,353
Income (loss) from operations	43,471	(43,741)	99,039	(46,190)

Other income:
Interest income	36	–	72	–
Other income	–	–	5,000	–

Net income (loss) before income tax	43,507	(43,741)	104,111	(46,190)

Income tax expense	(11,734)	–	(30,434)	–

Net income (loss)	$31,773	$(43,741)	$73,677	$(46,190)

Basic & diluted income (loss) per common share	$0.00	$(0.00)	$0.01	$(0.00)

Basic & diluted weighted average common shares outstanding	12,000,000	10,637,363	12,114,000	10,320,442

The accompanying notes are an integral part of these condensed unaudited financial statements.

F-2-

[Index to Financial Statements]

EliteSoft Global Inc. Condensed Statements of Cash Flows (Unaudited)
	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015

Cash Flows from Operating Activities:
Net income (loss)	$73,677	$(46,190)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities:
Reversal of stock-based compensation	(5,000)	–
Stock issued for assumption of service contract	–	43,285

Changes in operating assets and liabilities that (used)
provided cash:
Accounts receivable	(267,465)	(5,963)
Prepaid expenses	1,000	–
Accounts payable and accrued liabilities	346,048	2,999
Deferred revenue	(150,000)	–
Due to related parties	196,976	2,183
Income tax payable	30,434	–
Net Cash Provided by (Used in) Operating Activities	225,670	(3,686)

Cash Flows from Financing Activities:
Proceeds from note payable to related party	–	50,000
Net Cash Provided by Financing Activities	–	50,000

Net Increase in Cash and Cash Equivalent	225,670	46,314

Cash and Cash Equivalents, Beginning of Period	200,374	–

Cash and Cash Equivalents, End of Period	$426,044	$46,314

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
Cash paid for interest	$–	$–
Cash paid for taxes	$–	$–

The accompanying notes are an integral part of these condensed unaudited financial statements.

F-3-

[Index to Financial Statements]

EliteSoft Global Inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS

June 30, 2016

(UNAUDITED)

1.    DESCRIPTION OF BUSINESS AND HISTORY AND BASIS OF PRESENTATION

EliteSoft Global Inc., (the “Company”, or “EliteSoft Global”) was incorporated in the State of Delaware on June 23, 2014. The Company was formerly known as ANDES 3 Inc. and changed its name to EliteSoft Global Inc. on March 23, 2015. The Company currently generates revenue by providing web and IT services to a limited number of clients. The Company provides the following services: (a) Creation and design of corporate images and materials, (b) Website design and development, (c) Development of e-commerce software for sales transactions, (d) Supplying required computer hardware to operate online businesses, (e) 24/7 server monitoring, (f) Creation of social media strategies via Facebook, Twitter, Instagram, and (g) Video production services for infomercials.

2.    SUMMARY OF SIGNIFICANT POLICIES

Basis of Presentation – The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s most recent Annual Financial Statements filed with the SEC on Form 10-K for fiscal year 2015. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, as reported in the Form 10-K, have been omitted.

Use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Cash and cash equivalents – The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Cash equivalents are placed with high credit quality financial institutions and are primarily in money market funds. The carrying value of those investments approximates fair value.

Accounts receivable – Accounts receivable are uncollateralized customer obligations due under normal trade terms, and are stated at the amount the Company expects to collect from outstanding balances. The Company records an allowance for doubtful accounts based on specifically identified amounts that are believed to be uncollectible. Management considers accounts receivable to be fully collectible at June 30, 2016.

F-4-

[Index to Financial Statements]

Revenue recognition – The Company derives its revenues primarily from providing web and IT services. Web and IT services revenues consist of fees from web design, software development, domain and hosting, and maintenance and other services. The Company recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the price is fixed and determinable and collectability is reasonably assured. The Company's service arrangements are generally non-cancelable and do not provide for refunds to customers in the event of cancellations. The Company records revenues net of sales taxes. Revenues from web design, software development are generally recognized after the projects are completed and when delivery is made or title and risk of loss otherwise transfers to the customer, and the collection is reasonably assured. Revenues from IT consulting services, domain and hosting, and maintenance services are generally recognized on a straight-line basis over the length of the contract.

The Company also enters into arrangements with multiple deliverables that generally include web design and software development, domain and hosting, and maintenance and other services, with the term ranging from one month to two years. The Company analyzes its agreements to determine whether the elements can be separated and accounted for individually or as a single unit of accounting in accordance with the Financial Accounting Standards Board's (the “FASB”) Accounting Standards Codification (“ASC”) 605-25, “Revenue Arrangements with Multiple Deliverables,” and Staff Accounting Bulletin (“SAB”) 104, “Revenue Recognition”. Allocation of revenue to individual elements that qualify for separate accounting is based on the element’s fair value in accordance with ASC 605 and related revenues are recognized pursuant to the criteria described above. During the year ended December 31, 2015, in one of the arrangements that contain multiple deliverables, the Company acted as an agent in the transaction. As the agent, it records revenues on a net basis. Customer payments received in advance of the performance of services are recorded as deferred revenues in the balance sheets, and are recognized as revenue when the web and IT services are rendered.

Cost of revenues – Cost of revenues includes all costs associated with the providing website development and IT services for its clients and primarily consists of subcontracted services.

Earnings (loss) per share – Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if potentially dilutive securities had been issued. At June 30, 2016, the Company had a $50,000 loan from a stockholder which is convertible on demand. Management has not determined the conversion rate on this potentially dilutive security at June 30, 2016.

Stock-based compensation – The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10, “Compensation- Stock Compensation”, and FASB ASC 505-50, “Equity- Based Payments to Non-Employees”. Costs are measured at the estimated fair value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of the equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services.

Related parties – A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company's management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

F-5-

[Index to Financial Statements]

Income taxes – The Company records income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carryforwards. Accounting standards regarding income taxes requires a reduction of the carrying amounts of deferred tax assets by a valuation allowance, if based on the available evidence, it is more likely than not that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed at each reporting period based on a more-likely-than-not realization threshold. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carryforward periods, the Company’s experience with operating loss and tax credit carryforwards not expiring unused, and tax planning alternatives.

The Company recorded valuation allowances on the net deferred tax assets. Management will reassess the realization of deferred tax assets based on the accounting standards for income taxes each reporting period. To the extent that the financial results of operations improve and it becomes more likely than not that the deferred tax assets are realizable, the Company will be able to reduce the valuation allowance.

Significant judgment is required in evaluating the Company’s tax positions and determining its provision for income taxes. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. Accounting standards regarding uncertainty in income taxes provides a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely, based solely on the technical merits, of being sustained on examinations. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes.

Fair value of financial instruments – The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of fair value hierarchy are as follows:

Level 1 – Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 – Inputs are inputs other than quoted prices included within Level 1 that are observable for the assets or liability, either directly or indirectly.

Level 3 – Inputs are unobservable inputs for the asset or liability.

The Company does not have any financial assets or liabilities that are required to be fair valued on a recurring basis. For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivables, accounts payable and accrued liabilities, amounts due to related parties and income tax payable, the carrying amounts approximate fair values due to their short maturities.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts due from/to related parties due to their related party nature.

F-6-

[Index to Financial Statements]

Foreign currency transactions and translation – The Company records and settles all transactions in U.S. Dollars based on the current exchange rate prevailing at each transaction date, therefore there are no translation adjustments at the balance sheet date that should be included in accumulated other comprehensive income.

Accounting standards note yet adopted - In August 2015, FASB issued ASU 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date”. The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In November 2015 the FASB issued ASU 2015-17, “Balance Sheet Classification of Deferred Taxes”, which changes how deferred taxes are classified on the Company’s balance sheets and is effective for financial statements issued for annual periods beginning after December 15, 2016, with early adoption permitted. ASU 2015-17 requires all deferred tax assets and liabilities to be classified as non-current. Upon adoption, we anticipate no effect on our balances sheets as the Company has no deferred tax assets and liabilities at March 31, 2016 and recorded a valuation allowance reducing our net deferred tax assets and liabilities to zero at December 31, 2015.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes ASC 840, Leases.  This ASU is based on the principle that entities should recognize assets and liabilities arising from leases.  The ASU does not significantly change the lessees’ recognition, measurement and presentation of expenses and cash flows from the previous accounting standard.  Leases are classified as finance or operating.  The ASU’s primary change is the requirement for entities to recognize a lease liability for payments and a right of use asset representing the right to use the leased asset during the term on operating lease arrangements.  Lessees are permitted to make an accounting policy election to not recognize the asset and liability for leases with a term of twelve months or less.  Lessors’ accounting under the ASC is largely unchanged from the previous accounting standard.  In addition, the ASU expands the disclosure requirements of lease arrangements.  Lessees and lessors will use a modified retrospective transition approach, which includes a number of practical expedients.  The effective date will be the first quarter of fiscal year 2020 with early adoption permitted.  Management continues to assess the overall impact the adoption of ASU 2016-02 will have on the Company’s financial statements.

In March 2016, the FASB issued ASU 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)”. The amendments in this ASU are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations by amending certain existing illustrative examples and adding additional illustrative examples to assist in the application of the guidance. The effective date and transition of these amendments is the same as the effective date and transition of ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”. Public entities should apply the amendments in ASU 2014-09 for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In March 2016, the FASB issued ASU 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”. The amendments are effective for public companies for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

3.    GOING CONCERN

The accompanying unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has retained earnings of $36,932 as of June 30, 2016. The Company requires capital for its contemplated operational and marketing activities. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

F-7-

[Index to Financial Statements]

4.    EARNINGS (LOSS) PER SHARE

A reconciliation of components of basic and diluted net income per common share is presented in the tables below:

	For the Three Months Ended June 30,
	2016			2015
	Income (Loss)	Weighted Average Common Shares Outstanding	Per Share	Income (Loss)	Weighted Average Common Shares Outstanding	Per Share
Basic:

Income (loss) attributable to common stock	$ 31,773	12,000,000	$ 0.00	(43,741)	10,637,363	$ (0.00)
Effective of Dilutive Securities:
Stock options and other	–	–	–	–	–	–

Diluted:
Income (loss) attributable to common stock including assumed conversions	$ 31,773	12,000,000	$ 0.00	(43,741)	10,637,363	$ (0.00)

	For the Six Months Ended June 30,
	2016			2015
	Income (Loss)	Weighted Average Common Shares Outstanding	Per Share	Income (Loss)	Weighted Average Common Shares Outstanding	Per Share
Basic:

Income (loss) attributable to common stock	$ 73,677	12,114,000	$ 0.01	$ (46,190)	10,320,442	$ (0.00)
Effective of Dilutive Securities:
Stock options and other	–	–	–	–	–	–

Diluted:
Income (loss) attributable to common stock including assumed conversions	$ 73,677	12,114,000	$ 0.01	$ (46,190)	10,320,442	$ (0.00)

F-8-

[Index to Financial Statements]

5.    RELATED PARTY TRANSACTIONS

In February 2015, a Company stockholder advanced the Company $50,000 and the cash was received in May 2015. The advance is unsecured, bears no interest, contains no formal repayment terms and is convertible on demand into shares of restricted common stock. Management has not determined the conversion rate on this potentially dilutive security at June 30, 2016. The Loan is not yet convertible as the shares are not publically traded on an exchange

During the quarter ended September 30, 2015, Mr. Cornelius Ee, Vice President of the Company, advanced the Company $3,331 for general operating expenses. The advance is unsecured, non-interest bearing and has no specific terms of repayment. As of June 30, 2016, the Company owed $3,331 (December 31, 2015 - $3,331) to Mr. Cornelius Ee.

During 2015, the Company entered into a six-month service contract with ELITESOFT ASIA PTE LTD, a shareholder of the Company, to provide the Company with website design, development and integration with the Company’s CRM Program as well as web-based automated tracking system for the Company’s nationwide operations –customer relation management program. The total contract value is approximately $414,000. During the six months ended June 30, 2016, the Company incurred cost of $331,162 under this contract. Included in accounts payable and accrued expenses – related party is $206,976 (December 31, 2015 - $10,000) related to this contract.

 6.    STOCKHOLDERS’ EQUITY

Preferred Stock – The Company is authorized to issue 5,000,000 shares of $.0001 par value preferred stock. As of June 30, 2016, no shares of preferred stock had been issued.

Common Stock - The Company is authorized to issue 100,000,000 shares of $.0001 par value common stock. As of June 30, 2016 and December 31, 2015, 12,000,000 and 12,250,000 shares were issued and outstanding, respectively.

On March 23, 2016, the Company cancelled 250,000 shares of common stock of the Company that had been previously issued due to termination of consulting agreement dated May 1, 2015 and reversed stock-based compensation of $5,000 that was recognized during the year ended December 31, 2015.  The $5,000 was recorded as other income during the six months ended June 30, 2016.

7.    CUSTOMER CONCENTRATION

During the six months ended June 30, 2016, the Company generated revenues from five customers and one major customer accounted for 95% of the Company’s revenue. The accounts receivable from this major customer was 82% of the total accounts receivable. No other customer accounted for more than 10% of revenues or accounts receivable. The loss of the major customer could have an adverse effect on the Company’s business, operating results, or financial condition.

8.    SUBSEQUENT EVENTS

Management has evaluated subsequent events up to and including September 8, 2016, which is the date the statements were available for issuance and determined there are no reportable subsequent events.

9. INCOME TAXES

The Company computes the income tax expense by applying the estimated annual effective tax rate to year-to-date income (loss) from operations and adding the effects of any discrete income tax items specific to the period. The Company’s effective tax rate was 27% and 29% for the three and six months ended June 30, 2016, respectively, which was lower than the U.S. federal statutory tax rate of 34%. The lower tax rate was primarily attributable to the net operating loss carry forwards from prior fiscal years being utilized.

F-9-

[Index to Financial Statements]

2015 AUDITED FINANCIALS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

EliteSoft Global, Inc.,

We have audited the accompanying balance sheet of Elitesoft Global, Inc. (the “Company”) as of December 31, 2015, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EliteSoft Global, Inc. as of December 31, 2015, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has incurred recurring losses since inception, which raises substantial doubt as to the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 14, 2016

F-10-

[Index to Financial Statements]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Andes 3, Inc.

We have audited the accompanying balance sheet of Andes 3, Inc. (the "Company") as of December 31, 2014, and the related statements of operations, change in stockholders’ deficit and statement of cash flows for the period from June 23, 2014 (Inception) to December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014, and the results of its operations and its cash flows for the period from June 23, 2014 (Inception) to December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Anton & Chia, LLP

Newport Beach, CA

March 20, 2015

F-11-

[Index to Financial Statements]

ELITESOFT GLOBAL INC.
FKA: ANDES 3 INC.
BALANCE SHEETS

ASSETS
	December, 31
	2015	2014
Current Assets:
Cash and cash equivalents	$ 200,374	$ -
Accounts receivable, net	40,226	-
Prepaid expense	1,000	-
Total Current Assets	241,600	-

Total Assets	$ 241,600	$ -

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Liabilities
Accounts payable and accrued expenses	14,729	1,680
Accounts payable and accrued expenses - related party	10,000	-
Deferred revenue	150,000	-
Due to related parties	53,331	1,148
Total Current Liabilities	228,060	2,828

Total Liabilities	228,060	2,828

Stockholders' Equity (Deficit)
Preferred stock, ($.0001 par value, 5,000,000
shares authorized; none issued and outstanding.)	-	-
Common stock ($.0001 par value, 100,000,000 shares
authorized; 12,250,000 and 10,000,000 shares issued
and outstanding as of December, 31 2015 and December 31,
2014, respectively)	1,225	1,000
Additional paid-in capital	49,060	1,000
Accumulated deficit	(36,745)	(4,828)
Total Stockholders' Equity (Deficit)	13,540	(2,828)

Total Liabilities and Stockholders' Equity	$ 241,600	$ -

The accompanying notes are an integral part of these financial statements.

F-12-

[Index to Financial Statements]

ELITESOFT GLOBAL INC.
FKA: ANDES 3 INC.
STATEMENTS OF OPERATIONS
For The Year Ended December 31, 2015 and Period From June 23, 2014 (Inception) Through December 31, 2014

	The Year Ended December 31, 2015	The Period From June 23, 2014 (Inception) Through December 31, 2014

Net revenues	$ 71,241	$ -

Cost of revenues	22,600	-

Gross profit	48,641	-

General and administrative expenses	80,567	4,828

Loss from operations	(31,926)	(4,828)

Other income -
Interest income	9	-

Net loss	$ (31,917)	$ (4,828)

Basic and diluted loss per common share	$ -	$ -

Basic and diluted weighted average common
shares outstanding	11,229,452	10,000,000

The accompanying notes are an integral part of these financial statements.

F-13-

[Index to Financial Statements]

ELITESOFT GLOBAL INC.
FKA: ANDES 3 INC.
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
For The Year Ended December 31, 2015 and Period From June 23, 2014 (Inception) Through December 31, 2014

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance, June 23, 2014 (inception) - Shares issued for services at $0.01 per share stock-based compensation – related party	10,000,000	$ 1,000	$ -	$ -	$ 1,000

Contributed capital - related party		-	1,000	-	1,000
Net loss		-	-	(4,828)	(4,828)

Balances, December 31, 2014	10,000,000	1,000	1,000	(4,828)	(2,828)

Stock-based compensation	250,000	25	4,975	-	5,000
Stock issued for assumption of service contract	2,000,000	200	43,085	-	43,285
Net loss	-	-	-	(31,917)	(31,917)

Balances, December 31, 2015	12,250,000	$ 1,225	$ 49,060	$ (36,745)	$ 13,540

The accompanying notes are an integral part of these financial statements.

F-14-

[Index to Financial Statements]

ELITESOFT GLOBAL INC.
FKA: ANDES 3 INC.
STATEMENTS OF CASH FLOWS
For The Year Ended December 31, 2015 and Period From June 23, 2014 (Inception) Through December 31, 2014

	The Year Ended December 31, 2015	The Period From June 23, 2014 (Inception) Through December 31, 2014
Cash Flows From Operating Activities:
Net loss	$ (31,917)	$ (4,828)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities
Stock-based compensation	5,000	-
Stock-based compensation - related party	-	1,000
Stock issued for assumption of service contract	43,285	-
Changes in operating assets and liabilities that (used)
provided cash:
Accounts receivable	(40,226)	-
Prepaid expense	(1,000)	-
Accounts payable and accrued expenses	13,049	1,680
Accounts payable and accrued expenses - related party	10,000	-
Due to related parties	2,183	1,148
Deferred revenue	150,000	-
Net Cash Provided By (Used In) Operating Activities	150,374	(1,000)

Cash Flows From Financing Activities-
Borrowings from related party	50,000	-
Proceeds from contributed capital - related party	-	1,000
Net Cash Provided By Financing Activities	50,000	1,000

Net Increase in Cash and Cash Equivalents	200,374	-
Cash and Cash Equivalents, Beginning of The Year (Period)	-	-

Cash and Cash Equivalents, End of The Year (Period)	$ 200,374	$ -

NON-CASH INVESTMENT AND FINANCING ACTIVITIES:
Common stock issued to founder for services rendered	$ -	$ 1,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$ -	$ -
Cash paid for taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements.

F-15-

[Index to Financial Statements]

Note 1 – NATURE OF BUSINESS

EliteSoft Global Inc., (the "Company", or "EliteSoft Global") was incorporated in the State of Delaware on June 23, 2014. The Company was formerly known as ANDES 3 Inc. and changed its name to EliteSoft Global Inc. on March 23, 2015.

The Company currently generates revenue by providing web and IT services to a limited number of clients. Services the Company provides include the following: (a) Creation and design of corporate images and materials, (b) Design and development of websites, (c) Development of e-commerce software for sales transactions, (d) Provide required computer hardware to operate online businesses, (e) 24/7 server monitoring, (f) Create social media strategies via Facebook, Twitter, Instagram, (g) Provide video production services for infomercials.

Our primary goals are to become the leading IT services company in Asia with a strong focus on the financial sector, e-commerce, business-web-based training and certification.

Note 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission.

Concentrations

The Company deposits cash with a national bank within the United States of America and at times throughout the year may maintain balances that exceed federally insured limits of $250,000 per depositor, per insured bank. There was no uninsured cash at December 31, 2015 or 2014. The Company has not experienced any losses in such accounts, and management believes the Company is not exposed to any unusual credit risk on cash and cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Cash equivalents are placed with high credit quality financial institutions and are primarily in money market funds. The carrying value of those investments approximates fair value.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms, and are stated at the amount the Company expects to collect from outstanding balances. The Company records an allowance for doubtful accounts based on specifically identified amounts that are believed to be uncollectible. Management considers accounts receivable to be fully collectible at December 31, 2015.

F-16-

[Index to Financial Statements]

Revenue Recognition

The Company derives its revenues primarily from providing web and IT services. Web and IT services revenues consist of fees from web design, software development, domain and hosting, and maintenance and other services. The Company recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the price is fixed and determinable and collectability is reasonably assured. The Company's service arrangements are generally non-cancelable and do not provide for refunds to customers in the event of cancellations. The Company records revenues net of sales taxes. Revenues from web design, software development are generally recognized after the projects are completed and when delivery is made or title and risk of loss otherwise transfers to the customer, and the collection is reasonably assured. Revenues from IT consulting services, domain and hosting, and maintenance services are generally recognized on a straight-line basis over the length of the contract.

The Company also enters into arrangements with multiple deliverables that generally include web design and software development, domain and hosting, and maintenance and other services, with the term ranging from one month to two years. The Company analyzes its agreements to determine whether the elements can be separated and accounted for individually or as a single unit of accounting in accordance with the Financial Accounting Standards Board's (the “FASB”) Accounting Standards Codification (“ASC”) 605-25, “Revenue Arrangements with Multiple Deliverables,” and Staff Accounting Bulletin (“SAB”) 104, “Revenue Recognition”. Allocation of revenue to individual elements that qualify for separate accounting is based on the element’s fair value in accordance with ASC 605 and related revenues are recognized pursuant to the criteria described above. During the year ended December 31, 2015, in one of the arrangements that contain multiple deliverables, the Company acted as an agent in the transaction. As the agent, it records revenues on a net basis. Customer payments received in advance of the performance of services are recorded as deferred revenues in the balance sheets, and are recognized as revenue when the web and IT services are rendered.

Cost of Revenues

Cost of revenues includes all costs associated with the providing website development and IT services for its clients and primarily consists of subcontracted services.

Earnings (loss) per share

Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if potentially dilutive securities had been issued. At December 31, 2015, the Company had a $50,000 note payable which is convertible on demand. Management has not determined the conversion rate on this potentially dilutive security at December 31, 2015.

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[Index to Financial Statements]

Stock-based compensation

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10, Compensation- Stock Compensation, and FASB ASC 505-50, Equity- Based Payments to Non-Employees. Costs are measured at the estimated fair value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of the equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services.

Related Parties

A related party is generally defined as (i) any person that holds 10% or more of the Company's securities and their immediate families, (ii) the Company's management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic No. 740, “Income Taxes.” ASC Topic No. 740, requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC Topic No. 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Management has analyzed the Company’s material tax positions and has determined that no material uncertain tax positions exist that require recognition or disclosure in the accompanying financial statements.

Fair Value of Financial Instruments

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of fair value hierarchy are as follows:

Level 1 – Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 – Inputs are inputs other than quoted prices included within Level 1 that are observable for the assets or liability, either directly or indirectly.

Level 3 – Inputs are unobservable inputs for the asset or liability.

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[Index to Financial Statements]

The Company does not have any financial assets or liabilities that are required to be fair valued on a recurring basis. For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivables, prepaid expenses, accounts payable and accrued expenses, and deferred revenue, the carrying amounts approximate fair values due to their short maturities.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, freemarket dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts due from/to related parties due to their related party nature.

Foreign Currency Transactions and Translation

The Company records and settles all transactions in U.S. Dollars based on the current exchange rate prevailing at each transaction date, therefore there are no translation adjustments at the balance sheet date that should be included in accumulated other comprehensive income.

Accounting Standards Not Yet Adopted

In August 2015, FASB issued ASU 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date”. The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In November 2015 the FASB issued ASU 2015-17, “Balance Sheet Classification of Deferred Taxes”, which changes how deferred taxes are classified on the Company’s balance sheets and is effective for financial statements issued for annual periods beginning after December 15, 2016, with early adoption permitted. ASU 2015-17 requires all deferred tax assets and liabilities to be classified as non-current. Upon adoption, we anticipate no effect on our balances sheets as the Company has recorded a valuation allowance reducing our net deferred tax assets and liabilities to zero at December 31, 2015 and 2014.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes ASC 840, Leases.  This ASU is based on the principle that entities should recognize assets and liabilities arising from leases.  The ASU does not significantly change the lessees’ recognition, measurement and presentation of expenses and cash flows from the previous accounting standard.  Leases are classified as finance or operating.  The ASU’s primary change is the requirement for entities to recognize a lease liability for payments and a right of use asset representing the right to use the leased asset during the term on operating lease arrangements.  Lessees are permitted to make an accounting policy election to not recognize the asset and liability for leases with a term of twelve months or less.  Lessors’ accounting under the ASC is largely unchanged from the previous accounting standard.  In addition, the ASU expands the disclosure requirements of lease arrangements.  Lessees and lessors will use a modified retrospective transition approach, which includes a number of practical expedients.  The effective date will be the first quarter of fiscal year 2020 with early adoption permitted.  Management continues to assess the overall impact the adoption of ASU 2016-02 will have on the Company’s financial statements.

In March 2016, the FASB issued ASU 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)”. 'The amendments in this ASU are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations by amending certain existing illustrative examples and adding additional illustrative examples to assist in the application of the guidance. The effective date and transition of these amendments is the same as the effective date and transition of ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”. Public entities should apply the amendments in ASU 2014-09 for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In March 2016, the FASB issued ASU 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”. The amendments are effective for public companies for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

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[Index to Financial Statements]

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses since inception and has a deficit accumulated of $36,745 as of December 31, 2015. The Company requires capital for its contemplated operational and marketing activities. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

Note 3 - RELATED PARTY TRANSACTIONS

In February 2015, a Company stockholder advanced the Company $50,000 and the cash was received in May 2015. The advance is unsecured, bears no interest, contains no formal repayment terms and is convertible on demand into shares of restricted common stock. Management has not determined the conversion rate on this potentially dilutive security at December 31, 2015. The Loan is not yet convertible as the shares are not publically traded on an exchange

During the quarter ended September 30, 2015, Mr. Cornelius Ee, Vice President of the Company, advanced the Company $3,331 for general operating expenses. The advance is unsecured, non-interest bearing and has no specific terms of repayment. As of December 31, 2015, the Company owed $3,331 to Mr. Cornelius Ee.

During 2015, the Company entered into a six month service contract with ESA is to provide the Company with website design, development and integration with the Company’s CRM Program as well as web-based automated tracking system for the Company’s nationwide operations –customer relation management program.  The total contract value is approximately $414,000.  No services under this contract have been incurred at December 31, 2015.  The Company had a second contract with ESA to provide website design and development in the amount of $10,000.  This contract has been completed at December 31, 2015 and $10,000 is included in cost of revenues earned at December 31, 2015.  Included in accounts payable and accrued expenses – related party is $10,000 related to this second contract.

Other related party transactions are disclosed in Notes 4 and 6 to these financial statements.

Note 4 – STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 100,000,000 shares of $0.001 par value common stock.

On June 23, 2014 (date of inception), the Company issued 10,000,000 shares of restricted common stock to Richard Chiang as share-based compensation. The fair value of the shares issued was determined to be $2,000. The compensation cost was fully recognized during 2014.

On February 20, 2015, Richard Chiang, then the Company’s sole director and shareholder, entered into a Stock Purchase Agreement (the "SPA") whereby EliteSoft Asia Sdn Bhd.("ESA") purchased 10,000,000 shares of the Company’s common stock from Mr. Chiang, which constituted 100% of our issued and outstanding shares of common stock for $40,000. Upon Mr. Chiang's resignation following the execution of the SPA, ESA, as the Company’s sole shareholder elected Mr. Eugene Wong, as a Director of the Company.

Pursuant to its assignment assumption agreement, dated June 1, 2015, the Company issued 2,000,000 shares of the Company’s restricted common stock to ESA. The agreement provides for revenue of $2,000 a month and will cease on January 1, 2018 subject to yearly renewal with the consent of both parties. The shares for the agreement were valued at $43,285. The shares were valued based on expected revenue over the initial term of the agreement of $62,000 less cost of revenue.

On May 1, 2015, the Company entered into a six-month consulting agreement with Tech Associates, Inc., an entity owned by the Company’s former stockholder, Richard Chiang. As part of the total consideration paid, the Company issued 250,000 shares of restricted common stock on October 1, 2015 to Tech Associates, Inc. (Note 7). The fair value of the shares issued was determined to be $5,000 based on the share price from the most recent share issuance on June 1, 2015 with ESA. The compensation cost was recognized over the initial service term of six months. For the year ended December 31, 2015, $5,000 of stock-based compensation was recognized.

F-20-

[Index to Financial Statements]

Preferred Stock

The Company’s board of directors has the authority to issue up to 5,000,000 shares of $0.0001 par value preferred stock in one or more series. The Company’s board of directors may designate the rights, preferences, privileges, and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, and number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on the Company’s common stock, diluting the voting power of its common stock, impairing the liquidation rights of its common stock, or delaying or preventing a change in control. As of December 31, 2015, no shares of preferred stock were outstanding.

Note 5 – INCOME TAXES

The following table summarizes a reconciliation of income tax expense compared with the amounts at the U.S. federal statutory income tax rate for the year ended December 31, 2015 and the period since inception through December 31, 2014:

	2015	2014
Income tax expense at U.S. federal statutory rates	$ -	$ -
Deferred tax benefit of net operating loss carryforward	4,800	700
Change in valuation allowance	(4,800)	(700)

Total income tax expense	$ -	$ -

Deferred income tax assets and liabilities at December 31, 2015 and 2014 reflect the effect of temporary differences between amounts of assets, liabilities and equity for financial reporting purposes and the bases of such assets, liabilities and equity as measured by tax laws, as well as tax loss and tax credit carryforwards. The following table summarizes the components of temporary differences and carryforwards that give rise to deferred tax assets and liabilities at December 31:

	2015	2014
Deferred tax assets
Net operating loss carryforward	$ 5,500	$ 700
Less: valuation allowances	(5,500)	(700)

Total deferred tax assets, net	$ -	$ -

The Company has incurred losses since inception and has a deficit accumulated of $36,745 as of December 31, 2015. As a result of the Company recorded a valuation allowance for deferred tax assets as management does not expect to have the ability to utilize them within the carryforward period. Management will reassess the realization of the deferred tax assets based on the accounting standards for income taxes for each reporting period. To the extent the financial results of operations improve and it becomes more likely than not that the deferred tax assets are realizable, the Company will be able to reduce the valuation allowance.

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[Index to Financial Statements]

Note 6 – LEASES

The company maintains a sales office located at 18582, NW Holly Street, Unit 202, Beaverton, Oregon 97006. This office is 1,100 square feet and owned by Finny Chu, Wife of CEO of the Company. No formal lease agreement was available and no rent was charged by landlord in 2015.

We also share a representative office located at Unit A-9-4, Northpoint office suite, Mid Valley City. No. 1, Medan Syed Putra Utara, 59200, Kuala Lumpur Malaysia. This office is 2,000 square feet. No formal lease agreement was available and no rent was paid for this office in 2015.

Note 7 – CUSTOMER CONCENTRATION AND GEOGRAPHIC CONCENTRATION

During the year ended December 31, 2015, the Company generated revenues from four customers and each of the four customers accounted for 20%, 39%, 20% and 21% of the Company’s revenue, respectively. The accounts receivables from these four customers were 20%, 20%, 36% and 24% of the total accounts receivables, respectively. The loss of either of the customers could have an adverse effect on the Company's business, operating results, or financial condition. All the four customers are in East Asia, including Malaysia and Singapore.

Note 8 - SUBSEQUENT EVENTS

On February 16, 2016, Tech Associates, Inc. (“Tech”) terminated its Consulting Agreement, effective as of the date of the correspondence and it requested in writing to cancel shares that were issued to Tech pursuant to its Consulting Agreement. On March 23, 2016, the Company and Tech entered into a Mutual Release Agreement, whereby in consideration of a release of any and all further obligations by the Company under the Consulting Agreement with Tech, and in consideration of a release of any and all further obligations by Tech under the Consulting Agreement, as previously disclosed at Exhibit 10.3 on Form 8-K dated October 20, 2015. The Mutual Release Agreement and Exhibit A were disclosed on Form 8-K dated March 23, 2016 whereas Tech and the Company both agreed to release the other party of any and all further obligations, and Tech's request to cancel 250,000 shares of the Company’s stock that had been previously issued to Tech was granted.

F-22-

[Index to Financial Statements]

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by us.  All amounts are estimated except the SEC registration fee, accountant’s fees and expenses, the legal fee and expenses, and Transfer Agent’s fees and expenses.

Amount
Securities and Exchange Commission registration fee	$120.84
DTC Eligibility and support fee	15,000.00
Accountants’ fees and expenses	2,000.00
Legal fees and expenses	5,000.00
Transfer Agent’s fees and expenses	800.00
Edgar Agent fees and expenses	1,600.00
Total expenses	$24,520.84

ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (referred to as the "DGCL") provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard is applicable in the case of derivative actions (i.e., actions by or in the right of the corporation), except that indemnification extends only to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

Our amended and restated certificate of incorporation and amended and restated bylaws will contain provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except liability (a) for any breach of the director's duty of loyalty to our company or our stockholders; (b) for any act or omission not in good faith or that involve intentional misconduct or knowing violation of law; (c) under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or (d) for any transaction from which the director derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of our directors and officers will be further limited to the fullest extent permitted by the DGCL.

In addition, we intend to enter into indemnification agreements with our current directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL.

These indemnification agreements will require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and officers. We intend to maintain liability insurance policies that indemnify our directors and officers against various liabilities, including certain liabilities under arising under the Securities Act and the Exchange Act, that may be incurred by them in their capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES.

On June 23, 2014, the Company offered and sold 10,000,000 shares of common stock to Richard Chiang, its sole officer and director, in exchange for incorporation fees and annual resident agent fees in the State of Delaware, and developing our business concept and plan. The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

On February 20, 2015, the sole officer and director of the Company, Mr. Chiang, entered into a Share Purchase Agreement (the “SPA”) pursuant to which he entered into an agreement to sell an aggregate of 10,000,000 shares of his shares of the Company’s common stock to EliteSoft Asia Sdn Bhd for a total of $40,000. These shares represented 100% of the Company’s issued and outstanding common stock. Effective upon the closing date of the SPA, Mr. Chiang resigned from his positions, and owned no shares of the Company’s stock and EliteSoft Asia Sdn Bhd was the majority stockholder of the Company. Effective on the same date and following the execution of the SPA, EliteSoft Asia Sdn Bhd elected Eugene Wong, as a director of the Company and transferred its shares to the officers and directors of the Company.

On June 1, 2015, the Company entered into an Assignment Assumption Agreement with Elite Soft Asia (the “Assignment Agreement”). Under the Assignment Agreement, we acquired the NZ Financial Limited Technology Services Agreement (the “NZ Agreement”) from Elite Soft Asia in consideration for 2,000,000 shares of the Company’s restricted common stock.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions;

•	We placed restrictive legends on all certificates issued;

•	No sales were made by general solicitation or advertising;

•	Sales were made only to accredited investors

In connection with the above transactions, we provided the following to all investors:

•	Access to all our books and records.

•	Access to all material contracts and documents relating to our operations.

•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

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The Company’s Board of Directors has the power to issue any or all of the authorized but unissued common stock -without stockholder approval. The Company currently has no commitments to issue any shares of common stock, other than the shares associated with the conversion of the shareholder loan with EliteSoft Asia as disclosed above. However, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a business combination. Since the Company expects to issue additional shares of common stock in connection with a business combination, existing stockholders of the Company may experience substantial dilution in their shares. However, it is impossible to predict whether a business combination will ultimately result in dilution to existing shareholders. If the target has a relatively weak balance sheet, a business combination may result in significant dilution. If a target has a relatively strong balance sheet, there may be little or no dilution.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The exhibits to the Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

ITEM 17.    UNDERTAKINGS.

 The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

	ii.	To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

	iii.	The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.		That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

[Table of Contents]

 Exhibits.

			Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date
3.1	Certificate of Incorporation		10-12G		3.1	07/07/14
3.2	By-Laws		10-12G		3.2	07/07/14
3.3	Amendment to Certificate of Incorporation		8-K		3.3	04/14/15
4.1	Specimen Stock Certificate		10-12G		4.1	07/07/14
5.1	Legal Opinion and Consent (23.1)	X
23.2	Consent of Independent Auditor	X

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EliteSoft Global, Inc.

Dated: November 9, 2016

By: /s/ Eugene Wong Eugene Wong, Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors
By: /s/ Khoo Mae Ling Khoo Mae Ling, Chief Financial Officer (Principal Financial and Accounting Officer) and Director
By: /s/ Cornelius Ee Cornelius Ee, Vice President of IT and Director

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